As filed with the Securities and Exchange Commission on September 6, 2006

Registration No. 333-132028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VSURANCE, INC.

(Name of small business issuer in its charter)

NEVADA	8999	13-4303483
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

220 West 6th Street, Suite D

Little Rock, Arkansas 72201

501-372-4443

(principal office)

Parasec (Agent for Service)

318 North Carson Street, Suite 208

Carson City, Nevada, 89701

Copies of communications to:

JOSEPH I. EMAS

1224 WASHINGTON AVENUE

MIAMI BEACH, FLORIDA 33139

TELEPHONE NO.: (305) 531-1174

FACSIMILE NO.: (305) 531-1274

Approximate date of proposed sale to the public:    As soon as practicable from time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Number of shares to be registered	Proposed Maximum Offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Shares	25,000,000	$1.00	$25,000,000	$2,675
Shares of common stock underlying warrants	25,000,000	$3.00	$75,000,000	$8,025
Warrants	25,000,000	$3.00	$75,000,000	$8,025
Units (consisting of Common Shares and Warrants)	25,000,000	$1.00	$25,000,000
Total				$18,725	*

(1)	Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act. Previously paid.

No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.50.

*	$18,725 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2006

VSURANCE, INC

Minimum / Maximum Offering: 500,000 Units / 25,000,000 Units

Offering Price: $1.00 per Unit

Vsurance, Inc., a Nevada corporation, offers for sale, on a self- underwritten basis, a minimum of 500,000 units and a maximum of 25,000,000 units at a price of $1.00 per unit. Each unit consists of one share of common stock and one redeemable warrant, to purchase an additional share of common stock at an exercise price of $3.00 per share, expiring five years from the date of issuance and immediately exercisable. Proceeds from the sale of the units will be escrowed in a non-interest bearing account until the minimum number of units are sold. If the minimum proceeds are not received within 180 days from the date of this prospectus, all escrowed funds will be promptly returned to subscribers without interest or deduction. The escrow agent will be Joseph I. Emas, Esq. This offering may continue past 180 days only if the minimum number of units has been sold. Otherwise this offering will end on the 180th day, unless, in our sole discretion, the offering is extended an additional 180 days.

Investing in our securities involves risk, see “ Risk Factors” page 3. Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This is our initial public offering. No public market currently exists for our shares. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a maximum of a 10% commission on the sales they make.

	Price to public	Underwriting Discounts and Commissions (1)	Proceeds to Company (1) (2)
Per Unit	$1.00	$0.10	$0.90
Total Minimum	$500,000	$50,000	$450,000
Total Maximum	$25,000,000	$2,500,000	$22,500,000

(1)	Represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the Units.
(2)	Proceeds to us are shown before deducting offering expenses payable by us estimated at $100,000, including legal and accounting fees and printing costs.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is September     , 2006.

VSURANCE, INC.

PROSPECTUS

Until             , 2006 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

Prospectus Summary

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “we,” “us,” “our”, and the “company” and similar terms refer to Vsurance, Inc., and our subsidiaries collectively, while the term “ Vsurance” refers to Vsurance, Inc., in its corporate capacity

Vsurance, Inc. hereafter referred to as we, us, our or “VSUR” was incorporated on July 26, 2005, in the State of Nevada. We are located at 220 West 6th Street, Suite D, Little Rock, Arkansas 72201 telephone number 501-372-4443 and previously at 4845 West Lake Road, Erie, PA 16505. Vsurance primary business is to provide beneficial pet and horse resource centers—VetpetMD, Spot the Pet f/k/a Pinpoint Pet, and Purrfect Pet Club—via the worldwide web in order to sell pet merchandise as an online affiliate of a pet retailer, lost and found registration services (Pet ID tags), global positioning system technologies to locate lost pets and horses, and lastly liability, life, and health insurance policies to cover property damage, death, and veterinary expenses from and on pets and horses in the United States, United Kingdom and in other pet and horse concentrated countries. An online affiliate of a pet retailer is where we join with an existing online pet supplier in a revenue partnership. Vsurance would generate revenue through commissions earned on all sales made through the existing pet supplier’s website. We are not going to manufacture or develop these products but rather sell existing merchandise.

Vsurance has not commenced its major operations of VetpetMD, Spot the Pet f/k/a Pintpoint Pet, Purrfect Pet Club, and Purrfect Pet Insurance. Vsurance is considered a development stage company because it has not commenced its major operations. In addition the company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage. The competition for and difficulty in selling ecommerce services, retail products and insurance policies may affect our ability to develop profitable operations. Many companies and individuals that are engaged in ecommerce, retail products and insurance business, include large, established companies with substantial capabilities and long earnings records. There are only two online mega pet retailers offering commissions to partnering affiliate web-based retailers, pet suppliers, and a limited number of global positioning system suppliers for our lost and found services, manufactures as well as a very limited number of insurance companies available to underwrite these policies, in the United States, United Kingdom, and countries with a concentration of pets and horses where we intend to conduct our activities. We may be at a competitive disadvantage in promoting our ecommerce services and in selling our lost and found products as well as these insurance policies, as we must compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment. We also have a loan and should we default on this loan the value of your investment in common shares could be affected, and you could even lose your entire investment. On December 15, 2005, we executed a Loan and Security Agreement with Samir Financial, LLC (the “Lender”) for $4,000,000. This loan is due in full at the end of twelve months (December 14, 2006). Samir Financial, as part of this financing transaction, received approximately 30.6% of the issued and outstanding stock at the closing of this loan. The Loan and Security Agreement referenced W. Russell Smith, III, who in the capacity as a project consultant from October 1, 2005 until December 26, 2005 facilitated this financing which required his personal guarantee and assignment of a life insurance policy naming Samir Financial as the loss payee; furthermore, the aggregate consideration received by W. Russell Smith in connection with his role as project consultant and in exchange for his execution of a personal guarantee and assignment of a life insurance policy was $120,000. The Loan and Security agreement also referenced Donna L. Killean who as a result of being the licensed insurance agent for the company, a key position, needed to assign a life insurance policy naming Samir Financial as the loss payee as well. All interest and expenses have been prepaid. The stated interest rate is 30% per annum. The effective interest rate is 129% per annum. Depending on when we repay this loan there could be savings on the prepaid interest; however, the amount due the lender after the stock prepayment shall be $3,200,000. This reduced payoff will apply to the loan after December 14, 2006. Security is all company assets including un-disbursed funds held in escrow. Closing fees totaling $1,250,000 were paid at closing by the Company which netted $1,750,000 in proceeds that were disbursed in accordance with a draw down schedule ($1,750,000 at closing; $250,000 on January 31, 2006; $250,000 in February 28, 3006; $250,000 on March 31, 2006, which had not been received at March 31, 2006; and $300,000 on April 30, 2006). All monies as listed in the draw down schedule have been paid to the company and there are no undisbursed funds remaining in escrow. Fees at closing were; $800,000 closing fee which were expensed; $100,000 collateral management fee, $100,000 audit fees, $200,000 good faith deposit; and $50,000 in legal fees and expenses which were all capitalized at closing since they were non-refundable and represent items which apply to the life of the loan. The capitalized amounts totaling $450,000 are being amortized over the twelve month life of the loan using the effective interest rate method. Amortization of these items for the quarter ended June 30, 2006, March 31, 2006, year to date 2006, period ending December 31, 2005 and since inception was $112,500, $122,500, $225,000, $19,726 and $244,726 respectively. The balance outstanding on this loan at June 30, 2006, March 31, 2006, and December 31, 2005 including accrued interest was $3,108,031, $2,429,264, and $1,773,014 respectively. Interest expense for the note is computed using the effective interest rate method. In connection with this loan the lender has agreed on

December 14, 2005 and again on January 31, 2006 to purchase 1,200,000 and 600,000 shares of Preferred A stock for $500,000 and $300,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time. Proceeds from this offering will be used to retire this loan; however, due to the fact that this offering is a “best-efforts” offering, there is no assurance that proceeds will be available to retire this loan. In the event of default the Lender through their first lien position on all Company assets would acquire a control of the Company. Default occurs if the Company could not repay the loan, a single payment balloon note in the amount of $3,200,000, due December 14, 2006, which reflects prepayment of the stock payment.

Once this offering is completed and if the Company raises the maximum amount, we will complete the establishment of our resource centers, lost and found services and insurance products. We have not yet received any revenues from our intended operations, nor have we otherwise engaged in any business operations. Vsurance is a development stage company and in the absent of revenues and operations the Independent Audit Report dated December 31, 2005, cites a going concern. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and the loan which is secured by company assets. This loan puts a great burden on the company to raise capital which concerned the independent auditors because there is insufficient cash for operations after twelve months. More importantly, in the event that capital is not raised and the loan is not repaid in full on December 14, 2006, foreclosure will occur and Samir Financial LLC will control the Company and all of its assets.

In selling only the minimum number of units (500,000) results in insufficient proceeds for operations and no proceeds can be paid toward the Samir Financial LLC loan even though it is of the highest importance. Since insufficient capital will have been raised in selling the minimum number of units, the loan cannot be not be repaid in full on December 14, 2006, foreclosure will occur and Samir Financial LLC will control the Company and all of its assets. We will have to seek other sources of capital. Presently no other sources have been identified and it is unknown if any other sources will be identified.

We established the minimum units at 500,000 so that operations could start, even if on a small scale in order to generate some type of revenue. It is our opinion that if operations were not to start it would be extremely difficult, if not impossible, to raise any form of capital. While the loan with Samir Financial LLC is due in full on December 14, 2006, the lender did provide us with the ability to renew the loan for an additional year in lieu of foreclosure. Provided we paid a renewal fee of $750,000; audit fee of $100,000; and six-month prepaid interest of $600,000, which totaled $1,450,000 by December 14, 2006, the loan would be renewed for an additional year. However, if only the minimum amount of this offering is raised we would not have sufficient funds to pay the renewal fees and Samir Financial LLC will take control of the company and all of its assets through foreclosure. Samir Financial, as part of this financing transaction, received approximately 30.6% of the issued and outstanding stock at the closing of this loan. While Samir Financial LLC is a lender it wants to be an equity investor provided management executes its business plan. The lender has agreed to convert $800,000 or 20% of the $4,000,000 loan to equity. Therefore, Samir Financial LLC’s designees “Sara Mirza Trust” and Albert Grasso, as principal investors of the funds lent out by Samir Financial LLC, who vote and control these shares on behalf of the lender which represents 35% of the issued and outstanding shares on December 31, 2005” accepted a total 1,800,000 Class A Preferred shares at a predetermined price of $800,000 or $0.44 per share that would be applied to our loan balance to reduce our indebtedness, if the loan is paid off by December 14, 2006. The Samir Financial designees will continue to own, control, and vote these shares even if the loan is paid off by the maturity date. Depending on when we repay this loan there could be savings on the prepaid interest; however, the amount due the lender after the stock prepayment shall be $3,200,000. This reduced payoff will apply to the loan after December 14, 2006.

The Offering

Securities Offered: Minimum of 500,000 units and a maximum of 25,000,000 units. Each unit, which has an assigned offering price of $1.00 consists of one share of common stock and one redeemable warrant to purchase an additional share of common stock for $3.00 within five years of the date of issuance. The common stock sold in the units and the common stock underlying the warrant has a par value of $.001. We will receive proceeds from the offering and from the exercise of the warrants; see “Use of Proceeds”. We are presently authorized to issue 250,000,000 shares of $.001 par value common stock. We are also authorized to issue 10,000,000 shares of $.001 par value preferred stock which has three classes. Class A preferred stock 8 million shares provides for, at the holders’ option, a 1 to 5 conversion to common stock i.e. for every one share of Class A preferred stock converts to 5 shares of common stock. Additionally, for every 1 share of Class A preferred stock equals 5 common share votes. Class B preferred stock 2 million shares provides for, at the holders’ option, a 1 to 2 conversion to common stock i.e. for every one share of Class B preferred stock converts to 2 shares of common stock. Additionally, for every 1 share of Class B preferred stock equals 2 common share votes. Class C preferred is a designated class with no shares authorized. Preferred Class C stock provides for, at the holders’ option, a 1 to 25 conversion to common stock i.e. for every one share of Class C preferred stock converts to 25 shares of common stock. Additionally, for every 1 share of Class C preferred stock equals 25 common share votes. There where 100,000 Common shares; 600,000 Preferred Class B shares; and 4,850,150 Preferred Class A shares issued and outstanding as of December 31, 2005; furthermore, there were 1,791,150 Common shares; 800,000 Preferred Class B shares; and 5,195,150 Preferred Class A shares issued and outstanding as of June 30, 2006. This registration on a fully diluted basis would represent only 49% of the common shares following the conversion of all preferred shares to common issued and outstanding as of December 31, 2005 and 46 % as of June 30, 2006.

We plan to have our officers’ offer and sell the Units, specifically Malcolm Pollard, JD, CPA and J. Matt Lile, III.

Offering Price: $1.00 per unit.

Escrow Agent: Joseph I. Emas, Esq., shall act as escrow agent on our behalf.

Selected Financial Data as of fiscal year ended December 31, 2005

The following summary of financial data is qualified by reference to, and should be read in conjunction with, our financial statements and related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus. Financial data as of December 31, 2005, have been derived from our financial statements audited by Lawrence Scharfman, CPA, PA.

Revenues from Operations	$0
Net Income (Loss) from Operations	$(1,078,449)
Total assets	$1,065,779
Total Liabilities (of which $1,773,014 represents the loan from Samir Financial)	$1,911,749
Preferred Stock (in numbers)	5,450,150
Common Stock (in numbers)	100,000
Dividends declared	0

Risk Factors

Any investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below. If any of the following risks actually occur, our business, financial condition, results or operations could be materially and adversely affected. The trading of our common stock, once established, could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this Prospectus in its entirety and consider, including the Financial Statements and Notes, prior to making an investment in our common stock.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares will be affected, and you could even lose your entire investment.

We were founded on July 26, 2005, have no operating history from inception to Prospectus date. Presently we have no revenues and a operating loss of $1,078,449 as of December 31, 2005 and $2,471,018 since inception through June 30, 2006. We expect to incur further losses for the foreseeable future due to additional costs and expenses related to:

•	The implementation of our business model through the commencement of sales will cost at least $3,000,000.

•	Product manufacturing and program costs will be at least $500,000 followed by another $1,000,000 to build inventory levels.

•	The development of our market and product offerings will cost the company at least $3,000,000 in education, advertising, and product recognition expenses.

•	The continued requirement of capital for surplus to underwrite and issue insurance policies will be $2,000,000 increasing to at least $4,000,000.

•	The development of strategic relationships with pet industry and employee benefit organizations will cost the company at least $2,000,000.

•	Software and hardware investments to maintain service and maintain an internet based company will cost the company at least $1,000,000.

•	Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $3,900,000.

We have a loan and should we default the value of your investment in common shares will be affected, and you could even lose your entire investment.

On December 15, 2005, we executed a Loan and Security Agreement with Samir Financial, LLC (the “Lender”) for $4,000,000. This loan is due in full at the end of twelve months (December 14, 2006). Samir Financial, as part of this financing transaction, received approximately 30.6% of the issued and outstanding stock at the closing of this loan. The Loan and Security Agreement referenced W. Russell Smith, III, who in the capacity as a project consultant from October 1, 2005 until December 26, 2005 facilitated this financing which required his personal guarantee and assignment of a life insurance policy naming Samir Financial as the loss payee; furthermore, the aggregate consideration received by W. Russell Smith in connection with his role as project consultant and in exchange for his execution of a personal guarantee and assignment of a life insurance policy was $120,000. The Loan and Security agreement also referenced Donna L. Killean who as a result of being the licensed insurance agent for the company, a key position, needed to assign a life insurance policy naming Samir Financial as the loss payee as well. All interest and expenses have been prepaid. The stated interest rate is 30% per annum. The effective interest rate is 129% per annum. Depending on when we repay this loan there could be savings on the prepaid interest; however, the amount due the lender after the stock prepayment shall be $3,200,000. This reduced payoff will apply to the loan after December 14, 2006. Security is all company assets including un-disbursed funds held in escrow. Closing fees totaling $1,250,000 were paid at closing by the Company which netted $1,750,000 in proceeds that were disbursed in accordance with a draw down schedule ($1,750,000 at closing; $250,000 on January 31, 2006; $250,000 in February 28, 3006; $250,000 on March 31, 2006, which had not been received at March 31, 2006; and $300,000 on April 30, 2006). All monies as listed in the draw down schedule have been paid to the company and there are no undisbursed funds remaining in escrow. Fees at closing were; $800,000 closing fee which were expensed; $100,000 collateral management fee, $100,000 audit fees, $200,000 good faith deposit; and $50,000 in legal fees and expenses which were all capitalized at closing since they were non-refundable and represent items which apply to the life of the loan. The capitalized amounts totaling $450,000 are being amortized over the twelve month life of the loan using the effective interest rate method. Amortization of these items for the quarter ended June 30, 2006, March 31, 2006, year to date 2006, period ending December 31, 2005 and since inception was $112,500, $122,500, $225,000, $19,726 and $244,726 respectively. The balance outstanding on this loan at June 30, 2006, March 31, 2006, and December 31, 2005 including accrued interest was $3,108,031, $2,429,264, and $1,773,014 respectively. Interest expense for the note is computed using the effective interest rate method. In connection with this loan the lender has agreed on December 14, 2005 and again on January 31, 2006 to purchase 1,200,000 and 600,000 shares of Preferred A stock for $500,000 and $300,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time. Proceeds from this offering will be used to retire this loan; however, due to the fact that this offering is a “best-efforts” offering, there is no assurance that proceeds will be available to retire this loan. In the event of default the Lender through their first lien position on all Company assets would acquire a control of the Company. Default occurs if the Company could not repay the loan, a single payment balloon note in the amount of $3,200,000, due December 14, 2006, which reflects prepayment of the stock payment. This reduced payoff will apply to the loan after December 14, 2006.

If we only raise the minimum-offering amount we will likely have insufficient funds to begin all operations.

Based on our current operating plan, if the maximum number of units is sold we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next 12 months. After that time, we may need additional capital. If, however, only the minimum number of units is sold, we most likely will not have sufficient funds to even initiate scaled down operations and will likely need to seek additional funding to commence operations. More importantly, selling only the minimum number of units will not provide enough cash to retire the loan with Samir Financial LLC. Not having sufficient cash to repay this loan will place us in default with the lender. In the event of default the Lender through their first lien position on all Company assets would acquire a control of the Company. Default occurs if the Company could not repay the loan, a single payment balloon note, due December 14, 2006. We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in way that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could result in the inability to execute our business plan, delay the development of our products and services and cause the price of our common stock to decline.

In selling only the minimum number of units (500,000) results in insufficient proceeds for operations and no proceeds can be paid toward the Samir Financial LLC loan even though it is of the highest importance. Since insufficient capital will have been raised in selling the minimum number of units, the loan cannot be not be repaid in full on December 14, 2006, foreclosure will occur and Samir Financial LLC will control the Company and all of its assets. We will have to seek other sources of capital. Presently no other sources have been identified and it is unknown if any other sources will be identified.

We established the minimum units at 500,000 so that operations could start, even if on a small scale in order to generate some type of revenue. It is our opinion that if operations were not to start it would be extremely difficult, if not impossible, to raise any form of capital. While the loan with Samir Financial LLC is due in full on December 14, 2006, the lender did provide us with the ability to renew the loan for an additional year in lieu of foreclosure. Provided we paid a renewal fee of $750,000; audit fee of $100,000; and six-month prepaid interest of $600,000, which totaled $1,450,000 by December 14, 2006, the loan would be renewed for an additional year. However, if only the minimum amount of this offering is raised we would not have sufficient funds to pay the renewal fees and Samir Financial LLC will take control of the company and all of its assets through foreclosure. Samir Financial, as part of this financing transaction, received approximately 30.6% of the issued and outstanding stock at the closing of this loan. While Samir Financial LLC is a lender it wants to be an equity investor provided management executes its business plan. The lender has agreed to convert $800,000 or 20% of the $4,000,000 loan to equity. Therefore, Samir Financial LLC’s designees “Sara Mirza Trust” and Albert Grasso, as principal investors of the funds lent out by Samir Financial LLC, who vote and control these shares on behalf of the lender which represents 35% of the issued and outstanding shares on December 31, 2005” accepted a total 1,800,000 Class A Preferred shares at a predetermined price of $800,000 or $0.44 per share that would be applied to our loan balance to reduce our indebtedness, if the loan is paid off by December 14, 2006. The Samir Financial designees will continue to own, control, and vote these shares even if the loan is paid off by the maturity date. Depending on when we repay this loan there could be savings on the prepaid interest; however, the amount due the lender after the stock prepayment shall be $3,200,000. This reduced payoff will apply to the loan after December 14, 2006.

If we have to seek additional funding, which is likely given our loan and limited capitalization even after this offering, investors in this offering may suffer substantial consequences such as dilution or a loss of seniority in preferences and privileges.

If we need to raise additional capital to retire the loan and to implement or continue operations, we will likely have to issue additional equity or convertible debt securities. This will further dilute the percentage ownership of investors in this offering. Furthermore, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required, or that if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms we may be unable to retire our loan, fund our operations, develop and enhance our ecommerce technologies or respond to competitive pressures.

Once transacting business, the competition for and difficulty in selling ecommerce services, retail products and insurance policies could affect our ability to develop profitable operations.

Many companies and individuals that are engaged in ecommerce, retail products and insurance business, include large, established companies with substantial capabilities and long earnings records. There are only two online mega pet retailers offering commissions to partnering affiliate web-based retailers, pet suppliers, global positioning system suppliers for our lost and found services, manufacturers as well as a very limited number of insurance companies available to underwrite these policies, in the United States, United Kingdom, and countries with a concentration of pets and horses where we intend to conduct our activities. We may be at a competitive disadvantage in promoting our ecommerce services and in selling our lost and found products as well as these insurance policies, as we must compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do.

Being dependent on the limited number of other companies to provide our ecommerce services, retail products and insurance policies could affect our ability to develop profitable operations.

Many companies and individuals that are engaged in ecommerce, retail products and insurance business, include large, established companies with substantial capabilities and long earnings records. We will rely on these companies in order to provide our services. While efforts are being made to formalize relationships no such agreements are in place and there is no assurance that an agreement will ever be made. We may be at a competitive disadvantage in promoting our ecommerce services and in selling our lost and found products as well as these insurance policies, as we must compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do.

The cost of an ecommerce venture and development of a global positioning system device for our lost and found product as well as the insurance program proposed may exceed our capital resources even if the maximum offering is sold.

Our profitability will be significantly affected by the costs and results of our ecommerce, lost and found and insurance program. As pets and horses have limited lives based on proven and probable mortality tables, the Company actively seeks to replace and expand its customer base, primarily through sales and development and, from time to time, through strategic ecommerce partnerships. We will rely on underwriters to insurance our policies and to pay claims. In doing so, we will not participate in the underwriting profits, if any. We will simply receive a commission on the amount of insurance premium written. Unless, and there is still no guarantee, this offering is completely sold we will not be able to participate in the claim risk and thus share in available underwriting profits if any.

Excessive health and mortality claim risks are often unpredictable and we do not presently have insurance and certain risks will not be covered by insurance, which could affect the profitability of our business.

The business of insurance is generally subject to certain types of risks and hazards, including environmental hazards, industrial accidents, unusual or unexpected diseases, changes in the regulatory environment, unexpected increase in veterinary treatments, and depletion of capital which is used to pay insurance claims. Such occurrences could result greater ecommerce expenses, monetary losses and possible legal liability.

We may also become subject to severe liability for insurable losses because of the business hazards against which we cannot insure or against which we may elect not to insure because of high premium costs or other reasons or we may become subject to liabilities which exceed policy limits. In such case, we may be required to incur significant costs that could have a material adverse effect on our financial performance and results of operations. We presently have only two insurance policies; first, a business operations policy; and second, errors and omissions insurance policy for an insurance agency. These policies do not provide any coverage for excessive health and mortality claim risks. We have no insurance coverage for these types of losses and it is unknown if a policy could ever be purchased.

The costs of compliance with laws and regulations regarding ecommerce services and insurance operation could affect the profitability and operations of our business.

Our proposed ecommerce center for beneficial pet resource services and pet and horse insurance operations are subject to the laws and regulations of federal, provincial, state and local governments in the jurisdictions in which we operate. These laws and regulations are extensive and govern ecommerce, development, production, exports, taxes, labor standards, occupational health and safety, insurance operations, product liability as a manufacturer, and other matters. Compliance with such laws and regulations increases the costs of planning, designing, developing, marketing, and constructing, operating, closing, various ecommerce partnerships. Amendments to current laws and regulations governing operations and activities of ecommerce and insurance companies or more stringent implementation or interpretation thereof could have a material adverse impact on the Company, cause a reduction in levels of production and delay or prevent the development of sales. As example, the GPS lost and found device has a number of patent laws protecting such technology and interstate sale of selected pet merchandise i.e., pharmaceutical and veterinary service/advice that will be found on VetpetMD involve the procurement of licenses. Additionally, to solicit insurance requires us to be a licensed insurance agent in all states. Our policy, forms, rates must be filed with each state insurance department and are subject to approval. We are not licensed to sell pharmaceuticals and it is unknown if we could ever be licensed. Since we do not employ a veterinarian we cannot give medical advice on VetpetMD. We are licensed to sell insurance as an agency since Donna Killean; our agent is licensed to sell insurance in all states. Pets are considered property therefore an individual within the Company possessing a property casualty license may sell pet insurance.

Failure to comply with applicable laws, regulations, permitting, and licensing requirements may result in enforcement actions there under, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures of additional consultation and remedial actions. Parties engaged in the sale of insurance policies and ecommerce operations may be required to compensate those suffering loss or damage by reason of the insurance activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations.

The enactment of new laws or amendments to current laws, regulations and licenses governing operations and activities of ecommerce and insurance companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or policy sales costs or reduction in levels of production through marketing partnerships or require abandonment or delays in development of sales.

The limited available time of key personnel to devote to the company could affect the profitability and operations of our business.

Our president J, Matt Lile, III, RHU given his other company responsibilities can only devote 50% of his time to us. Malcolm Pollard, CPA, JD due to his practice can only devote 20% of his time to Vsurance. This limitation of available time from these key individuals could require us to incur significant costs in hiring additional personnel and/or relying on consultants which could have a negative effect on our financial performance and results of operations.

General risks attendant to insurance operation and development could affect the profitability of our business.

Insuring against loss where no or limited history exists is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to adequately price insurance policies but from finding good insurable pets and horses which, though present, are insufficient in quantity and unless extensive marketing is done which will increase costs and fail to produce a profit from sales. The marketability of these pet and horse insurance policies may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, illness and disease, and such other factors as government regulations, including regulations relating to royalties, allowable policy rates, the combination of which factors may result in us not receiving an adequate return on investment capital.

Lost and found global positioning system device sales, ecommerce development efforts as well as insurance policy sales may be unsuccessful.

There is no certainty that the expenditures to be made by us in the establishment of the ecommerce resource center, development of a global positioning system device for lost and found recovery services, and in our efforts to sell these pet and horse insurance policies described herein will prove successful or deliver sales material in commercial quantities. Most insurance products that explore a new type of insurable risk as well as new pet products do not deliver sales material in commercial quantities and we cannot be certain that any particular level sales will in fact be realized or that any identified pet or horse owner will in fact purchase these policies or products will be material in commercial quantities. Estimates of capital reserves requirements on these policies can also be affected by such factors as geographical permitting regulations and requirements by insurance and governmental authorities, unforeseen technical difficulties, unusual or unexpected illness or disease. In addition, the underwriting margin may differ from that indicated by initial actuary forecast. Short term factors relating to losses, such as the minimal number of policies as compared to the dollar value of claims may also have an adverse effect on the results of operations.

Policy prices may not be sufficient to generate profits if and when we have policies to sell.

The price of veterinary treatment is volatile over short periods of time, and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved medical techniques. We do not know when or even if we will have pet and horse policy production and cannot predict the market prices for veterinary treatment if and when policy sale begins. It is possible that policy prices will not be sufficient to cover the costs of claims, production and generate profits even if we commence policy sales production.

Global positioning system device prices for lost and found services may not be sufficient to generate profits if and when we have a product to sell.

The price of global positioning system technology is volatile and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved technological techniques. We do not know when or even if we will have pet and horse locating device produced and cannot predict the market prices for such a device in all markets, and even if and when device sale begins. It is possible that the devices price will not be sufficient to cover the costs of hardware, production, monitoring and generate profits even if we commence product sales production.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends or that even if the funds are available, that the dividends will be paid.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results;

•	changes in general economic conditions and in the pet healthcare industry;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

•	loss of a major customer, partner or joint venture participant; and

•	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Once publicly trading, the application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•	Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Nasdaq National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We expect to spend between $100,000 to $300,000 in legal and accounting expenses annually to comply with Sarbanes-Oxley. These costs could affect profitability and our results of operations. The cost of these activities will be paid out of this offering.

Our officers, directors, and key participants currently own approximately 67% of the issued and outstanding preferred and common shares as of December 31, 2005. These shares were issued in exchange for services and cash investments. The price per share ranged from $0.01 to as much as $0.50. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders.

Our officers, directors, and key participants, taken as a group, currently beneficially own approximately 67% of our outstanding common stock on fully diluted basis as of December 31, 2005 and 34% after selling the maximum number of units in this offering. Such concentrated control of the company may affect the price of our common stock since these officers and director may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval. These shareholders are free to vote as they so choose; however, a concentration of control by the key participants could allow them to exert control in voting matters. We group key participants, which were the individuals and companies together with officers and directors since everyone contributed to the startup of the company; furthermore, these key participants are involved and continue to provide ongoing services to the Company today. As a small startup company everyone’s contribution and input is important.

Table of stock ownership of the Key Participants taken as a group.

		As of December 31, 2005 *
Shareholder	Role with Company	Ownership pre offering	Ownership after selling Maximum unit offering
Donna L. Killean	Consulting Advisor and Licensed Insurance Agent	6.98%	3.53%
Coactive Systems Inc f/b/o Brad Green	Exclusive Computer/Software MIS Vendor	7.37%	3.73%
Coactive Systems Inc f/b/o John Kortis	Exclusive Computer/Software MIS Vendor	7.37%	3.73%
Terance Kelley	Consulting Financial Advisor	7.90%	3.99%
Holly Stanley	Policy Administration Manager of Pet / Horse Products	29.58%	14.96%
Matt Lile	Marketing Director and President of Vsurance	5.47%	2.78%
Joseph Emas	Legal Counsel of Vsurance	0.39%	0.20%
Malcolm L. Pollard	Treasurer / Secretary / Director of Vsurance	0.85%	0.43%
Allen A. Hayes	Director of Vsurance	0.46%	0.23%
Ann M. Perniciaro	Director of Vsurance	0.46%	0.23%

Total		67%	34%

*	Stock ownership percentage is shown assuming all preferred stock have converted to common shares.

Table of stock ownership of the Officers and Directors of Vsurance as of December 31, 2005.

		As of December 31, 2005 *
Shareholder	Role with Company	Ownership pre offering	Ownership after selling Maximum unit offering
Matt Lile	Marketing Director and President of Vsurance	5.47%	2.78%
Malcolm L. Pollard	Treasurer / Secretary / Director of Vsurance	0.85%	0.43%
Allen A. Hayes	Director of Vsurance	0.46%	0.23%
Ann M. Perniciaro	Director of Vsurance	0.46%	0.23%

Total		7.24%	3.67%

*	Stock ownership percentage is shown assuming all preferred stock have converted to common shares.

Table of stock ownership of the Officers, Management, and Directors of Vsurance as of June 30, 2006.

		As of June 30, 2006 *
Shareholder	Role with Company	Ownership pre offering	Ownership after selling Maximum unit offering
Matt Lile	Marketing Director and President of Vsurance	5.47%	2.78%
Malcolm L. Pollard	Treasurer / Secretary / Director of Vsurance	0.85%	0.43%
Holly Stanley	Policy Administration Manager of Pet / Horse Products	29.58%	14.96%
Allen A. Hayes	Director of Vsurance	0.46%	0.23%
J. Michael Pickens	Director of Vsurance	0.85%	0.43%
Ann M. Perniciaro	Director of Vsurance	0.46%	0.23%

Total		37.67%	19.06%

*	Stock ownership percentage is shown assuming all preferred stock have converted to common shares. The officers, management, and directors own 37.67% of the stock prior to the offering and 19.06% of shares after selling the maximum number of units (25,000,000).

Investors in our common stock will experience immediate and substantial dilution as a percentage of their holdings.

The net tangible book value of our preferred and common stock at December 31, 2005 was $0.001 per share based on 5,550,150 preferred and common shares outstanding. Compared to the currently outstanding shares of our stock, investors will experience an immediate dilution of 18% if the maximum offering is sold and 91% if the minimum offering is sold. If all preferred stockholders converted to common issued and outstanding shares at December 31, 2005 would be 25,550,750 investors would experience an immediate dilution of 51% if the maximum offering is sold and 98% if the minimum offering is sold.

Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.

Our offering price of $1.00 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price per share in our most recent offering in February 2006 was $0.50 for a common share.

We have two employees and are largely dependent upon our officers and consultants, who have ecommerce and insurance experience, to develop our business.

We rely heavily upon our officers to meet our needs. Mr. J. Matt Lile, III, RHU, our president, Mr. Malcolm Pollard, CPA, JD, our secretary/treasurer, Brad Green our consulting MIS Specialist, and consulting accountant maintain outside employment, which limits the time they can devote to VSUR’s matters. Moreover, Mr. Lile while having experience in life insurance operations has little to no experience in pet insurance operations and will be reliant on consultants. There are no consulting agreements in place at this time with any insurance specialists; however, the Company has and continues to pay various consulting professionals on an as needed basis.

The trading price of our common stock may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a price we deem appropriate.

Forward - Looking Statements

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and its industry. When used in this prospectus, the words “expects,” “anticipates,” “estimates,” “intends” and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” “Business” and elsewhere in this prospectus. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

Where you can get additional information

We will be subject to and will comply with the periodic reporting Requirements of Section 12(g) of the Securities Exchange Act of 1934. We will furnish to our shareholders an Annual Report on Form 10-KSB containing financial information examined and reported upon by independent accountants, and it may also provide unaudited quarterly or other interim reports such as Forms 10-QSB or Form 8-K as it deems appropriate. Our Registration Statement on Form SB-2 with respect to the Securities offered by this prospectus, which is a part of the Registration Statement as well as our periodic reports may be inspected at the public reference facilities of the U.S. securities and Exchange Commission, Judiciary Plaza, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or from the Commission’s internet website, www.sec.gov and searching the EDGAR database for Vsurance Inc. Copies of such materials can be obtained from the Commission’s Washington, D.C. office at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Use of Proceeds

The following table sets forth management’s estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities. We plan to have our officers’ offer and sell the Units. They will receive no discounts or commissions. To the extent that our officers sell the units, the proceeds which allocated for commissions will be additional working capital. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our units, although we may, at our discretion, retain such to assist in the offer and sell of units. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the Units. On December 15, 2005, we executed a Loan and Security Agreement with Samir Financial, LLC (the “Lender”) for $4,000,000. This loan is due in full at the end of twelve months (December 14, 2006). The funds from the loan were used for working capital and to engage the professional needed to prepare and enact the business plan for the Company. All interest and expenses have been prepaid, that is deducted from the $4,000,000 loan amount. The interest rate is 30% per annum. Depending on when we repaid this loan there could be savings on the prepaid interest; however, the amount due the amount due the lender after the stock prepayment shall be $3,200,000. This loan must be retired to avoid foreclosure.

If the maximum 25,000,000 units are sold we will be able to commence all business activities; however, if fewer units are sold the use of funds will be prioritized. Retirement of the loan to Samir Financial is first and foremost as funds are received and is the highest priority. In addition we must begin operations in order to generate revenues; therefore, computer equipment must be purchased and some marketing campaigns must be started if we are to generate sales. If the maximum 25,000,000 units are sold we will be able to form our insurance companies. The use of proceeds line item called “Surplus Reserves” represent the cash on hand that would be required by the insurance regulatory authorities if we were to form our own company. Having $4,000,000 in surplus reserves would allow us to write at least $12,000,000 in pet insurance policies. This is what is known as an insurance company’s writing ratio. In the case of pet insurance it would be 3 to 1, that is, we could write three times our surplus reserve deposit in pet insurance policy premiums. Not having funds to establish these surplus reserves keeps us dependent and reliant on major insurance companies to underwrite and pay claims on our pet insurance policies.

If only 5,000,000 units are sold we will retire the loan and continue to rely on major insurance companies to underwrite and pay claims on these policies and postpone the establishment of our own insurance company. The capital remaining will be used to fund operations in order to commence policy sales.

In selling only the minimum number of units (500,000) results in insufficient proceeds for operations and no proceeds can be paid toward the Samir Financial LLC loan even though it is of the highest importance. We established the minimum units at 500,000 so that operations could start, even if on a small scale in order to generate some type of revenue. It is our opinion that if operations were not to start it would be extremely difficult, if not impossible, to raise any form of capital. While the loan with Samir Financial LLC is due in full on December 14, 2006, the lender did provide us with the ability to renew the loan for an additional year in lieu of foreclosure. Provided we paid a renewal fee of $750,000; audit fee of $100,000; and six-month prepaid interest of $600,000, which totaled $1,450,000 by December 14, 2006, the loan would be renewed for an additional year. However, if only the minimum amount of this offering is raised we would not have sufficient funds to pay the renewal fees and Samir Financial LLC will take control of the company and all of its assets through foreclosure. We will have to seek other sources of capital. Presently no other sources have been identified and it is unknown if any other sources will be identified. Due to the fact that this offering is a “best-efforts” offering, there is no assurance that proceeds will be available to retire this loan or even cover the costs to renew the loan and another year. In the event of default the Lender through their first lien position on all Company assets would acquire control of the Company and all of its assets. Default occurs if the Company could not repay the loan, a single payment balloon note in the amount of $3,200,000, due December 14, 2006, which reflects prepayment of the stock payment. This reduced payoff will apply to the loan after December 14, 2006.

While Samir Financial LLC is a lender it wants to be an equity investor provided management executes its business plan. The lender has agreed to convert $800,000 or 20% of the $4,000,000 loan to equity. Therefore, Samir Financial LLC’s designees “Sara Mirza Trust” and Albert Grasso, as principal investors of the funds lent out by Samir Financial LLC, who vote and control these shares on behalf of the lender which represents 35% of the issued and outstanding shares on December 31, 2005” accepted a total 1,800,000 Class A Preferred shares at a predetermined price of $800,000 or $0.44 per share that would be applied to our loan balance to reduce our indebtedness, if the loan is paid off by December 14, 2006. The Samir Financial designees will continue to own, control, and vote these shares even if the loan is paid off by the maturity date.

	Maximum 25,000,000 units	If 5,000,000 units are sold	Minimum 500,000 units
Total Proceeds	$25,000,000	$5,000,000	$500,000
Less:
Commission	2,500,000	500,000	50,000
Offering expenses filing fees	100,000	100,000	100,000
Net Proceeds	22,400,000	4,400,000	350,000
Use of Net Proceeds
Equipment/software	1,000,000	100,000	100,000
Surplus Reserves	4,000,000	0	0
Retire loan to Samir Financial	3,200,000	3,200,000	0
Marketing	7,800,000	900,000	100,000
Alliances & Acquisitions	2,000,000	0	0
License and registration	500,000	50,000	50,000
Working capital (including inventory)	3,900,000	150,000	100,000

Total use of net proceeds	$22,400,000	$4,400,000	$350,000

Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined at $1.00, with $0.50 attributable to the share of common stock and $0.50 the portion attributable to the warrant. The facts considered in determining the offering price were our financial condition, prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Dividends

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Dilution

The proceeds from the sale of units will vary depending on the total number of units sold. If all 25,000,000 units offered hereunder were sold, there would be a total of 26,795,800 common shares and 5,995,150 preferred shares issued and outstanding as of June 30, 2006. If the preferred shares converted to common shares there would then be 54,366,900 common shares issued and outstanding as of June 30, 2006. If the maximum 25,000,000 units were sold the net proceeds after deducting the offering costs of $2,600,000 will be $22,400,000. Adding the net offering proceeds to the net tangible book value; our total net tangible book value would be $19,975,264. Dividing our net tangible book value by the number of shares outstanding, after the sale of the maximum offering results in a per share net tangible book value of approximately $0.37 on a fully diluted basis wherein after all preferred shares converted to common shares.

	As of June 30, 2006 *
		Net Tangible Book Value After Offering
	Net Tangible Book Value pre offering	Maximum 25,000,000 Units Sold	If 5,000,000 Units are Sold	Minimum 500,000 Units Sold
Book based on number of units sold	$(2,424,736)	$19,975,264	1,975,264	(2,074,736)
Dilution based on number of units sold (Number of Shares)	29,366,900	54,366,900	34,366,900	29,866,900
Value per share	$(0.08)	$0.37	$0.06	$(0.07)

*	Stock ownership percentage is shown assuming all preferred stock have converted to common shares.

Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $0.63 or approximately 63% and our present shareholders will receive an immediate book value increase of approximately $0.45 per share on a fully diluted basis.

If 5,000,000 units offered hereunder were sold, there would be a total of 6,791,150 common shares and 5,995,150 preferred shares issued and outstanding. If the preferred shares converted to common shares there would be 34,366,900 common shares issued and outstanding. The net proceeds after deducting the offering costs of $600,000 will be $4,400,000. Adding the net offering proceeds to the net tangible book value; our total net tangible book value would be $1,975,264. Dividing our net capital book value by the number of shares outstanding discloses a per share book value of approximately $0.06 on a fully diluted basis wherein after all preferred shares converted to common shares. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in book value of their shares of approximately $0.94 or approximately 94% and our present shareholders will receive and immediate book value increase of approximately $0.14 per share.

If the minimum 500,000 units offered hereunder were sold, there would be a total of 2,291,150 common shares and 5,995,150 preferred shares issued and outstanding. If the preferred shares converted to common shares there would be 29,866,900 common shares issued and outstanding. The net proceeds after deducting the offering costs of $150,000 will be $350,000. Adding the net offering proceeds to the net tangible book value; our total net tangible book value would be $(2,074,736). Dividing our net capital book value by the number of shares outstanding discloses a per share book value of approximately $(0.07) on a fully diluted basis wherein after all preferred shares converted to common shares. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in book value of their shares of approximately $1.07 or approximately 107% and our present shareholders will receive and immediate book value increase of approximately $0.01 per share.

The following table illustrates the dilution, which will be experienced by investors in the offering on a fully diluted basis:

	If maximum offering sold	If 5,000,000 units are sold	If minimum offering sold
Offering price per share before deduction of offering expenses	$1.00	$1.00	$1.00
Net tangible book value per share before the offering	(0.08)	(0.08)	(0.08)
Net tangible book value per share after the offering	$0.37	$0.06	$(0.07)
Dilution to new investor per share	$(0.63)	$(0.94)	$(1.07)
Dilution to new investor as a percentage	63%	94%	107%

Comparative Data

The following chart illustrates our pro forma proportionate ownership assuming all preferred shares had converted to common shares, upon completion of the offering, assuming the maximum number of units is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

If maximum offering of 25,000,000 is sold

	Shares Owned	Approximate Percentage Total Shares Outstanding	Total Consideration	Approximate Percentage Total Consideration	Average Price / Share
New Investors	25,000,000	46%	$25,000,000	94.93%	$1.00
Board of Directors	650,250	1%	$14,025.06%		$0.02

Existing Shareholders	28,721,300	53%	$1,320,094	5.01%	$0.05

If minimum offering of 500,000 is sold

New Investors	500,000	1.7%	$500,000	27.26%	$.00
Board of Directors	650,250	2.2%	$14,025.76%		$0.02
Existing Shareholders	28,721,300	96.1%	$1,320,094	71.98%	$0.05

Selling Security Holders

None of our existing shareholders is selling securities pursuant to this prospectus.

Plan of Distribution

Currently we plan to have our officers sell the units, consisting of 1 share of common stock and 1 redeemable warrant, on a self-underwritten basis. Each investor that purchases a unit will receive 1 share of common stock and 1 redeemable warrant. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.

We also may retain licensed broker/dealers to assist us in the offer and sell of the units, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of units we will update this prospectus accordingly.

In order to buy units you must complete and execute the subscription agreement and return it to our escrow agent Joseph I. Emas Esq at 1224 Washington Ave, Miami Beach, Florida 33139. Payment of the purchase price must be made by check payable to the order of “Vsurance, Inc.,” The check may be delivered directly to 1224 Washington Ave, Miami Beach, Florida 33139, telephone 305-531-1174, or to us at 220 West 6th Street, Suite D, Little Rock, Arkansas, telephone 501-372-4443. Any subscription funds we receive will be delivered to the Escrow Agent by no later than noon of the business day following receipt.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

3.	The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). The officers that will be engaged in the sale of this offering are Malcolm Pollard, JD, CPA and J. Matt Lile, III,

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America and the Canadian Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

Legal Proceedings

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Management

The following table sets forth our director and executive officers, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until the stockholders duly elect their successor. Officers and other employees serve at the will of the Board of Directors.

Name	Age	Position	Term since
J. Matt Lile, III, RHU	48	President	December 2005
Allen A. Hayes, MD PhD	60	Director	August 2005
Malcolm L. Pollard, JD, CPA	64	Director, Secretary & Treasurer	August 2005
Ann M. Perniciaro	41	Director	August 2005
J. Michael Pickens, JD	44	Director	February 15, 2006

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of the business experience of our executive officers, directors and significant employees:

Business Experience of Officers and the Director

J. Matt Lile, III, RHU, President since 11/30/05: Due to his other company Mr. Lile will only devote 50% of his time to Vsurance.

•	1998 to present: President and CEO of Advanced Insurance Group of America and subsidiaries being Advanced Insurance Brokerage, Advanced Insurance Administration, Physicians Medical Review, Employers Choice Health Alliance, Risk Management Solutions, and Med RX. Additional, Mr. Lile owns 100% of Cosmopolitan Life Insurance Company, a private insurance company charted in Arkansas in 1931.

Malcolm L. Pollard, JD, CPA, Director, Secretary and Treasurer since 8/31/05: Due to his practice he will only devote 20% of his time to Vsurance.

•	1990 to present: Self employed attorney and certified public accountant, Erie Pennsylvania. Engaged in a varied practice involving tax, contracts, domestic relations, bankruptcy, startup ventures, quality and peer reviews, and generalized accounting practices.

•	1989 to 1990: Served as the Divisional Controller and Administrative Manager for Great Lakes Evergreen Division of American Nursery Products, Madison, Ohio preparing financial reports and handling administrative matters for division of major agribusiness.

Ann Perniciaro, Director since 8/31/05:

•	1993 to present: Self employed fashion designer, Birmingham Michigan. Provide fashion, style, and accessorizing advice to customers including the development of privately designed clothing products. Customer clientele includes not only celebrities, dignitaries, corporate executives, but retail labels such as Gucci, Ralph Lauren, and Max Mara.

Allen A. Hayes, MD, PhD, Director since 8/31/05:

•	1995 to 2000: Under Harold Lasker MD on a part-time basis at South Oaks Hospital provided medical services for physically challenged.

•	1997 to 2000: Independent medical practitioner in sports medicine at Rutgers University.

J. Michael Pickens, JD, Director since 2/15/06:

•	October 2005 to present: Serve on the Federal Crop Insurance Corporation Board.

•	1997 to 2005: Insurance Commissioner of the State of Arkansas.

•	2004 to 2004: Chairman of the NAIC’s International Insurance Relations Committee Antifraud Task Force and USA Patriot Act Working Group.

•	2003: President of the National Association of Insurance Commissioners

•	1990 to 1997: Partner in the Friday, Eldredge & Clark law firm. Resumed position in 2006 after retiring as Insurance Commissioner of the State of Arkansas.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board Committees

All of the directors serve until the next annual meeting of shareholders and until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. Our Bylaws set the authorized number of directors at not less than one or more than nine, with the actual number fixed by our board of directors. Our Bylaws authorized the Board of Directors to designate from among its members one or more committees and alternate members thereof, as they deem desirable, each consisting of one or more of the directors, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution.

Our board of directors intends to established two committees, an Audit Committee and a Compensation Committee. The principal functions of the Audit Committee will be to recommend the annual appointment of the Company’s auditors concerning the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting the Company’s operating results and to review the Company’s internal control procedures. The principal functions of the Compensation Committee will be to review and recommend compensation and benefits for the executives of the Company.

The Company’s Board of Directors resolved that members of the Board can be appointed to consulting Audit and Compensation Committees, and the initial number of the Board members shall be later amended by the Board.

The entire Board of Directors will perform the function of the Audit and Compensation Committee until we appoint directors to serve on the Audit Committee and Compensation Committee.

Compensation of Board of Directors Members

We currently have four (4) directors. Our current compensation policy for our directors is to compensate them through convertible securities to purchase common stock as consideration for their joining our board and/or providing continued services as a director. We planed and have issued in total 400,000 class B preferred shares valued at $12,000 as of December 31, 2005. After this audit period we later issued another 100,000 class B preferred shares valued at $3,000. Overall we issued 500,000 class B preferred shares to these directors valued to $15,000. From inception of the company through June 30, 2006, as the key participant group base grew, the outlook of being able to execute the business plan improved. The professional experience and contribution to the company by each participant differed, thus the difference in the per share price among the parties. Absent any operations, our financial condition, prospects, and our limited operating history the establishment of share price in exchange for services was on a case by case basis mutually agreed to by the service provider and the board of directors. This share price ranged from as little as $0.01 to as much as $0.50 per share. Shares have been issued at a lower price in some cases and existing shareholders stock purchase price basis is much less than this offering. These historic prices are not an indication of and are not based upon the actual value of the Company. These per share prices for services or the offering price bears no relationship to book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities. The pricing was more a factor of the time line and the type of consideration tendered than of variations in conversion options to respond to market conditions.

Class B preferred stock provides for, at the holders’ option, a 1 to 2 conversion to common stock i.e. for every one share of Class B preferred stock converts to 2 shares of common stock. Additionally, for every 1 share of Class B preferred stock equals 2 common share votes. In addition to the issuance of these convertible securities we provide our directors with $675 in cash compensation per month, reimbursement of their out-of-pocket travel expenses, and optional health insurance benefits at a cost of $419 per month. At this time only one director has participated in the insurance program through United Health Care. No additional amounts are payable to the Company’s directors for committee participation or special assignments. There are no other arrangements pursuant to which any directors was compensated during the Company’s last completed fiscal year for any service provided.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the preferred stock as of September 6, 2006, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers and the executive officers (collectively, the “Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under securities law, a person is considered a “beneficial owner” of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is disclosed in the table below.

This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

The following table shows the number of shares of common stock—all preferred shares have been converted to common—beneficially owned as of September 6, 2006, by each individual directors and executive officers and by all directors and executive officers as a group. The table also sets forth the persons known to us as beneficially owning more than five percent (5%) of the 29,366,900 common shares on a fully diluted basis, that is, all preferred shares gave converted to common, which are presently outstanding as of September 6, 2006, assuming the maximum offering of 25,000,000 units and minimum offering of 500,000 units are sold.

Name and address	Amount of beneficial Ownership *****	% of class before offering	% of class after minimum offering*	% of class after maximum offering**
Coactive Systems, Inc. 3894 Kropf Ave SW Canton, Ohio 44706***	3,800,250 Common Shares from preferred conversion	12.94%	12.72%	6.99%
Terrance Kelley 1900 Rocky Springs Drive Lake City, Colorado 81235	2,016,750 Common Shares from preferred conversion	6.87%	6.75%	3.71%
Donna L. Killean 1339 Laurel Green Court Trinity, Florida 34655	1,783,500 Common Shares from preferred conversion	6.07%	5.97%	3.28%
Holly Stanley 527 23rd Street NW Canton, Ohio 44709	7,560,000 Common Shares from preferred conversion	25.74%	25.31%	13.90%
Sara Mirza Trust the designee of Samir Financial LLC**** 20682 N Plumwood Drive Chicago, Illinois 60047	6,000,000 Common Shares from preferred conversion	20.42%	20.08%	11.04%
Albert Grasso the designee of Samir Financial LLC**** 20682 N Plumwood Drive Chicago, Illinois 60047	3,000,000 Common Shares from preferred conversion	10.21%	10.04%	5.52%
J. Matt Lile, III, RHU, President 1525 Merrill Drive Little Rock, Arkansas 72211	1,400,000 Common Shares from preferred conversion	4.77%	4.69%	2.57%
Malcolm L. Pollard, JD, CPA, Director 20682 N Plumwood Drive Chicago, Illinois 60047	216,750 Common Shares from preferred conversion	0.74%	0.73%	0.40%
J. Michael Pickens, JD, Director 400 West Capital Ave #2000 Little Rock, Arkansas 722201	200,000 Common Shares from preferred conversion	0.68%	0.67%	0.37%
Ann M. Perniciaro, Director 632 Oakland Ave Birmingham, Michigan 48009	116,750 Common Shares from preferred conversion	0.40%	0.39%	0.21%
Allen A. Hayes, MD, PhD, Director 1210 Roxbury Drive Palm Harbor, Florida	116,750 Common Shares from preferred conversion	0.40%	0.39%	0.21%

*	Assumes that 500,000 units are sold in this offering.
**	Assumes that 25,000,000 units are sold in this offering.
***	Coactive Systems, Inc. is controlled by Brad Green and John Kortis

****	Sara Mizra Trust and Albert Grasso the shareholding designees of Samir Financial vote and control these shares. These designees on behalf of the Lender accepted a total 1,800,000 Class A Preferred shares, that converts to 9,000,000 common shares at a predetermined price of $800,000 or $0.44 per share that would be applied to our loan balance to reduce our indebtedness, if the loan is paid off by December 14, 2006. All closing costs, interest, and this stock payment were prepaid at closing. It is this reason that Samir Financial LLC, who is fully aware of all risks involved with this transaction, designees vote and control these shares now even though it is not clear if we will pay off the loan by December 14, 2006; furthermore, the Samir Financial designees will continue to own, control, and vote these shares even if the loan is paid off by the maturity date.
*****	The number of common shares shown for each shareholder is after converting their preferred stock to common. All of these individuals and companies named in this table are holders of preferred stock only (no common): Class A that converts, at the holders option, 1:5, that is, for every one share of preferred class A the holder receives 5 shares of common stock; and Class B that converts, at the holders option, 1:2, that is, for every one share of preferred class B the holder receives 2 shares of common stock. The shareholder table in the section entitled Certain Relationships and Related Party Transactions shows the number of shares of each preferred stock class held prior to conversion to common stock. Prior to the conversion of preferred shares to common shares the number of preferred shares and class held by these shareholders named in this table were as follows:

•	Coactive Systems, Inc – 760,050 Class A Preferred

•	Terrance Kelley – 403,350 Class A Preferred

•	Donna L. Killean – 356,700 Class A Preferred

•	Holly Stanley – 1,500,000 Class A Preferred and 30,000 Class B Preferred

•	Sara Mirza Trust the designee of Samir Financial LLC – 1,200,000 Class A Preferred

•	Albert Grasso the designee of Samir Financial LLC – 600,000 Class A Preferred

•	J. Matt Lile, III, RHU, President – 200,000 Class A Preferred and 200,000 Class B Preferred

•	Malcolm L. Pollard, JD, CPA, Director – 3,350 Class A Preferred and 100,000 Class B Preferred

•	J. Michael Pickens, JD, Director – 100,000 Class B Preferred

•	Ann Perniciaro, Director – 3,350 Class A Preferred and 50,000 Class B Preferred

•	Allen A. Hayes, MD, PhD, Director – 3,350 Class A Preferred and 50,000 Class B Preferred

Changes in Control

We are not aware of any arrangements, which may result in a change in control of the Company other than if the Company defaulted on its loan to Samir Financial, LLC (the “Lender”).

The Loan: On December 15, 2005, we executed a Loan and Security Agreement with Samir Financial, LLC (the “Lender”) for $4,000,000. This loan is due in full at the end of twelve months (December 14, 2006). Samir Financial, as part of this financing transaction, received approximately 30.6% of the issued and outstanding stock at the closing of this loan. The Loan and Security Agreement referenced W. Russell Smith, III, who in the capacity as a project consultant from October 1, 2005 until December 26, 2005 facilitated this financing which required his personal guarantee and assignment of a life insurance policy naming Samir Financial as the loss payee; furthermore, the aggregate consideration received by W. Russell Smith in connection with his role as project consultant and in exchange for his execution of a personal guarantee and assignment of a life insurance policy was $120,000. The Loan and Security agreement also referenced Donna L. Killean who as a result of being the licensed insurance agent for the company, a key position, needed to assign a life insurance policy naming Samir Financial as the loss payee as well. All interest and expenses have been prepaid. The stated interest rate is 30% per annum. The effective interest rate is 129% per annum. In the event of default the Lender through their first lien position on all Company assets would acquire a control of the Company. Default occurs if the Company could not repay the loan, a single payment balloon note, due December 14, 2006. We established the minimum units at 500,000 so that operations could start, even if on a small scale in order to generate some type of revenue. It is our opinion that if operations were not to start it would be extremely difficult, if not impossible, to raise any form of capital. While the loan with Samir Financial LLC is due in full on December 14, 2006, the lender did provide us with the ability to renew the loan for an additional year in lieu of foreclosure. Provided we paid a renewal fee of $750,000; audit fee of $100,000; and six-month prepaid interest of $600,000, which totaled $1,450,000 by December 14, 2006, the loan would be renewed for an additional year. However, if only the minimum amount of this offering is raised we would not have sufficient funds to pay the renewal fees and Samir Financial LLC will take control of the company and all of its assets through foreclosure. While Samir Financial LLC is a lender it wants to be an equity investor provided management executes its business plan. The lender has agreed to convert $800,000 or 20% of the $4,000,000 loan to equity. Therefore, Samir Financial LLC’s designees “Sara Mirza Trust” and Albert Grasso, as principal investors of the funds lent out by Samir Financial LLC, whom votes and controls these shares by and through these appointed designees accepted on behalf of the lender which represents 35% of the issued and outstanding shares on December 31, 2005” accepted a total 1,800,000 Class A

Preferred shares (1,200,000 shares issued on November 31, 2005 at $0.42 and 600,000 shares on January 31, 2006 at $0.50) at a predetermined price of $800,000 at an average per share price of $0.44 that would be applied to our loan balance to reduce our indebtedness, if the loan is paid off by December 14, 2006. All closing costs, interest, and this stock payment were prepaid at closing. It is this reason that Samir Financial LLC, who is fully aware of all risks involved with this transaction, through his designees votes and controls these shares now even though it is not clear if we will pay off the loan by December 14, 2006; furthermore, the Samir Financial designees will continue to own, control, and vote these shares even if the loan is paid off by the maturity date. Depending on when we repay this loan there could be savings on the prepaid interest; however, the amount due the lender after the stock prepayment shall be $3,200,000. This reduced payoff will apply to the loan after December 14, 2006.

Description of Securities

Preferred and Common Stock

We are presently authorized to issue 250,000,000 shares of $.001 par value common stock. We are also authorized to issue 10,000,000 shares of $.001 par value preferred stock which has three classes. Class A preferred stock 8 million shares provides for, at the holders’ option, a 1 to 5 conversion to common stock i.e. for every one share of Class A preferred stock converts to 5 shares of common stock. Additionally, for every 1 share of Class A preferred stock equals 5 common share votes. Class B preferred stock 2 million shares provides for, at the holders’ option, a 1 to 2 conversion to common stock i.e. for every one share of Class B preferred stock converts to 2 shares of common stock. Additionally, for every 1 share of Class B preferred stock equals 2 common share votes. Class C preferred is a designated class with no shares authorized. Preferred Class C stock provides for, at the holders’ option, a 1 to 25 conversion to common stock i.e. for every one share of Class C preferred stock converts to 25 shares of common stock. Additionally, for every 1 share of Class C preferred stock equals 25 common share votes. All shares when issued will be fully paid and non-assessable. All common stock shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders’ meeting. Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders. There are no conversion rights, pre-emptive or other subscription rights or privileges with respect to common shares. Reference is made to our Articles of Incorporation for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights; consequently the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors. We will furnish annual reports to our shareholders, which will include financial statements and other interim reports as we deem appropriate. Preferred shares are not equal to common and depending on the preferred class, voting rights are not the same.

Warrants

We currently have no issued or outstanding warrants. As part of this offering, each unit sold will contain a warrant. Each warrant represents the right to purchase one share of common stock at a price of $3.00 per share within five years from the date of issuance. The warrants will be immediately exercisable.

The exercise price and the number of shares to be issued upon exercise of the warrants are subject to adjustment in certain events, to the extent that such events occur after the effective date of the warrant agency agreement with Joseph I. Emas Attorney at Law, including the issuance of common stock as a dividend on shares of common stock, subdivisions or combinations of the common stock or similar events. Except as stated in the preceding sentence, the warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the warrants or the current market price of our securities.

We have the right to redeem the warrants at any time prior to their conversion upon not fewer than thirty days written notice to the warrant holder. We may call either the warrants in whole or in part, or may call varying parts of each class at any one time. If a call is made in part with respect to any class, the warrants called shall be determined by lot. The redemption price for the warrants shall be $.001 for each warrant. The warrants may only be redeemed after the common stock publicly trades at a bid price above $3.25 for a period of ten consecutive trading days. We shall request the warrant agent to provide written notice to the registered holders of the warrants selected for redemption, giving the dates as of which such warrants shall be redeemed. The warrants called for redemption shall not be exercisable after the redemption date. Payment of the warrant redemption price shall be made by check payable to the registered holder, thereof, on the books of the warrant agent. All notices of redemption shall be effected in accordance with the provisions on notice described in Section 12 hereof.

Holders of warrants will be entitled to notice in the event of (a) our granting to all holders of common stock of rights to purchase any share of capital stock or any other rights or (b) any reclassification of the common stock, any consolidation of our company with, or merger into any other entity or merger of any other entity into Vsurance, Inc., (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any outstanding share of common stock), or any sale or transfer of all or substantially all of our assets.

We have reserved from authorized, un-issued shares a sufficient number of shares of common stock for issuance on exercise of the warrants. During the period in which a warrant is exercisable, exercise of such warrant may be effected by delivery of the warrant, duly endorsed for exercise and accompanied by payment of the exercise price and any applicable taxes or governmental charges, to the warrant agent. The shares of common stock issuable on exercise of the warrant will be, when issued in accordance with the warrants, fully paid and non-assessable.

The holders of the warrants have no rights as stockholders until they exercise their warrants.

Warrant and Transfer Agent

Madison Stock Transfer P.O. Box 145, Brooklyn, NY 11229, has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.

Liquidation Rights

Upon our liquidation or dissolution, each outstanding common share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities. Preferred shares have no special liquidation rights.

Voting Rights

Holders of our common shares are entitled to cast one vote for each share on common stock held of record at all shareholders meetings for all purposes. Holders of our Class A preferred stock cast 5 votes for each share held. Holders of our Class B preferred stock cast 2 votes for each share held. Our designated Class C preferred stock, of which none have been authorized, would cast 25 votes for each share held.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors

Other Rights

Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. There is no provision in our charter or by-laws that would delay defer or prevent a change in control of us. Preferred Class A, B, and designated C Class preferred shares have conversion rights to common shares. Preferred Class A converts to 5 shares of common stock for each share held. Preferred Class B converts to 2 shares of common stock for each share held. The Designated preferred Class C converts to 25 shares of common stock for each share held.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES; ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination”, unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related Party Transactions Within The Past Two Years. There are no certain transactions or have there been any proposed transactions during the last two years to which we were a party, or proposed to be a party, in which certain persons had a direct or indirect material interest other than the following: Commencing August 1, 2006, the Company occupies a 1,000 square feet of office space owned by J. Matt Lile, III, the President of Vsurance located at 220 West 6th Street, Suite D, Little Rock, Arkansas 72201. This is a temporary space rented on a month to month basis at a rate of $500.00 per month. The company is in the process of looking for long term office space when financing allows in Little Rock, Arkansas.

Preferred shares of stock were issued to directors, officers, key suppliers and consultants, who have been defined as a promoter pursuant to Regulation §230.405 since they acted in conjunction with each other directly and indirectly in organization of this Company, in exchange for services as reflected in the December 31, 2005 audited financial statements and through the period now of August 1, 2006. These promoters took initiative in the founding of this Company through either the contribution of services or early stage cash investment. These promoters who received preferred stock for their contributions are as follows:

•	Donna L. Killean is one of the founding organizational advisors, incorporator, and is the licensed insurance agent for the Company from July, 2005 through present.

•	Joel Clendening was a consultant and participated in the establishment of the organization from July 31, 2005 through December 2005. He made a cash investment in exchange for preferred stock.

•	Coactive Systems is one of the founding organizational advisors and is the computer technology firm for the Company from July 2005 through present

•	Terrance Kelley, CPA contributed consulting services as it relates to financial statement preparation in the establishment of the organization and continues to advise the company on financial affairs from July 2005 through present.

•	Sandias Azucaradas CR, SA contributed consulting services as it related to investment banking services from July 2005 through December 2005.

•	Strategic Corporate Advisors, LLC contributed consulting services as it related to investment banking services from July 2005 through December 2005.

•	Joseph I Emas, Attorney at Law contributed legal services at the organizational development of the Company and continues as our corporate counsel from July 2005 through present.

•	Malcolm L. Pollard, JD, CPA contributed consulting services in the area of finance during the organizational development of the Company and currently serves as Company Secretary, Treasurer and is a board of director from July 2005 through present.

•	Allen A. Hayes, MD, PhD contributed consulting services in the medical field during the organizational development of the Company and currently serves as a board of director from July 2005 through present.

•	Ann M. Perniciaro contributed services in the area of retail product merchandising during the organizational development of the Company and currently serves as a board of director from July 200 through present.

•	Sterling Capital Holdings was the initial early stage seed investors. They invested $50,000 in exchange for 100,000 class A preferred shares.

•	Divine Capital Markets contributed consulting services in the area of investment banking from October 2005 through February 2006.

•	Holly Stanley is one of the founding organizational advisors and continues as a strategic planner of all pet insurance operations from July 2005 through present.

•	J. Matt Lile, III, RHU contributed insurance consulting services during development and presently serves as the president of the Company from October 2005 through present.

•	Hampton Insurance Company contributed insurance consulting from October 2005 through February 2006.

•	Maureen Hickey was to contribute and complete corporate insurance regulatory consulting services from November 2005; however, while shares were issued services were not fully completed as of March 2006, thus the Company has requested the return of the stock. If the shareholder fails to return the stock the Company will not recover the amount expensed of $600.

•	Sara Mirza Trust and Albert Grasso designees of Samir Financial LLC is the lender to the Company have agreed accept 1,200,000 shares of preferred class A stock valued at $500,000 as payment toward our loan if we repay the loan before maturity (December 2006).

•	Sara Mirza Trust a designee of Samir Financial LLC is the lender to the Company and has agreed to accept 600,000 shares of preferred class A stock valued at $300,000 as payment toward our loan if we repay the loan before maturity (December 2006).

•	Mark Spaner owner of Spaner Communication contributed product marketing and consulting services and continues as the Company’s marketing partner from July 2005 through present.

•	J. Michael Pickens, JD contributed insurance regulatory consulting services and serves as a board of director from January 2006 through present.

These promoters’ services in exchange for stock is described in the table below, which depicts number of shares issued, date of issuance, class of stock, consideration and ownership percentage if the maximum units are sold, 5,000,000 units are sold and the minimum units are sold on a fully diluted basis, that is, all preferred shares have converted to common stock. An additional schedule reflecting the description of the contribution, price per share and date issued can be found in the Description of Business Company History section of this offering document.

Name	Date Issued	Class of Stock	Number of shares at 12/31/05	Consideration	Ownership percent at 12/31/05	Number of common shares fully diluted *	Maximum units are sold	If only 5,000,000 units sold	Minimum units are sold
Joel D Clendening	8/20/2005	Preferred Class A	20,000	$150	0.39%	100,000	0.19%	0.31%	0.35%
Coactive Systems, MIS Firm	8/20, 10/2 & 11/9/2005	Preferred Class A	760,050	$27,525	14.87%	3,800,250	7.21%	11.63%	13.49%
Albert Grasso, appointee of lender Samir Financial	11/30/2005	Preferred Class A	600,000	$0	11.74%	3,000,000	5.70%	9.18%	10.65%
Sara Mirza Trust, appointee of lender Samir Financial	11/30/2005	Preferred Class A	600,000	$0	11.74%	3,000,000	5.70%	9.18%	10.65%
Hampton Insurance Co, Insurance Advisor	11/30/2005	Preferred Class A	100,000	$3,000	2.74%	700,000	1.33%	2.14%	2.48%
	11/30/2005	Preferred Class B	100,000	$3,000
Allen Hayes, MD, PhD, Director	10/1/2005	Preferred Class A	3,350	$1,675	0.46%	116,750	0.22%	0.36%	0.41%
	8/25/2005	Preferred Class B	50,000	$1,500
Terance Kelley, CPA, Financial Advisor	8/20, 10/1/2005	Preferred Class A	403,350	$11,675	7.89%	2,016,750	3.83%	6.17%	7.16%
Donna L. Killean, Insurance Advisor	8/2, 10/1/2005	Preferred Class A	356,700	$11,169	6.98%	1,783,500	3.39%	5.46%	6.33%
J Matt Lile, RHU, President	11/30/2005	Preferred Class A	200,000	$6,000	5.48%	1,400,000	2.66%	4.28%	4.97%
	11/30/2005	Preferred Class B	200,000	$6,000
Ann Perniciaro, Director	10/1/2005	Preferred Class A	3,350	$1,675	0.46%	116,750	0.22%	0.36%	0.41%
	8/25/2005	Preferred Class B	50,000	$1,500
Malcolm Pollard, CPA, JD, Secretary, Treasurer, & Director	10/1/2005	Preferred Class A	3,350	$1,675	0.85%	216,750	0.41%	0.66%	0.77%
	8/25/2005	Preferred Class B	100,000	$3,000
Sandias Azucaradas CR SA	8/20/2005	Preferred Class A	100,000	$2,500	1.96%	500,000	0.95%	1.53%	1.77%

Name	Date Issued	Class of Stock	Number of shares at 12/31/05	Consideration	Ownership percent at 12/31/05	Number of common shares fully diluted *	Maximum units are sold	If only 5,000,000 units sold	Minimum units are sold
Holly Stanley, Pet Insurance Advisor	10/1/2005	Preferred Class A	1,500,000	$45,000	29.59%	7,560,000	14.35%	23.14%	26.83%
	11/30/2005	Preferred Class B	30,000	$837
Sterling Capital Holdings	10/1/2005	Preferred Class A	100,000	$50,000	1.96%	500,000	0.95%	1.53%	1.77%
Strategic Corporate Advisors	8/20/2005	Preferred Class A	100,000	$2,500	1.96%	500,000	0.95%	1.53%	1.77%
Joseph I Emas, JD, Legal Counsel & Advisor	8/25/2005	Preferred Class B	50,000	$1,500	0.39%	100,000	0.19%	0.31%	0.35%
Maureen Hickey	11/30/2005	Preferred Class B	20,000	$600	0.16%	40,000	0.08%	0.12%	0.14%
Divine Capital Markets	10/1/2005	Common	100,000	$50,000	0.39%	100,000	0.19%	0.31%	0.35%

			5,550,150	$232,481	100.00%	25,550,750	50,550,750	30,550,750	26,050,750

Name	Date Issued	Class of Stock	Number of shares after 12/31/05	Consideration	Ownership percent after 12/31/05	Number of common shares fully diluted	Maximum units are sold	If only 5,000,000 units sold	Minimum units are sold
Mark Spaner	1/31/2006	Preferred Class A	65,000	$19,500	2.71%	525,000	1.00%	1.61%	1.86%
	1/31/2006	Preferred Class B	100,000	$30,000
J. Michael Pickens, JD, Director	1/31/2006	Preferred Class B	100,000	$30,000	1.64%	200,000	0.38%	0.61%	0.71%
Sara Mirza Trust (1)	1/31/2006	Preferred Class A	600,000	$0	9.84%	3,000,000	5.70%	9.18%	10.65%

*	Reflects number of common shares after the conversion of preferred stock.

Interest of Named Experts and Counsel

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Vsurance. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Vsurance.

Legal Matters

Certain legal matters will be passed upon for us by Joseph I. Emas, Attorney at Law, Miami, Florida. Mr. Emas holds 50,000 shares of preferred class B stock.

Accounting Matters

The audited financial statements for the period from inception (July 26, 2005) to December 31, 2005, included in this prospectus and elsewhere in the registration statement have been audited by Lawrence Scharfman, CPA, PA firm.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended December 31, 2005.

We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

ADDITIONAL INFORMATION

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. We are subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith will file reports, proxy statements and other information with the Commission and provide shareholders with the information required under the Securities Act of 1934.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Description of Business

Company History

Vsurance, Inc., was incorporated on July 26, 2005 in the State of Nevada. We do not own any properties as we are in the exploration stage. We work from our various residential offices free of any rent and had considered 4845 West Lake Road, Erie, PA 16505 to be our primary location for the Company. Commencing August 1, 2006, the Company now occupies a 1,000 square feet of office space owned by J. Matt Lile, III, the President of Vsurance located at 220 West 6th Street, Suite D, Little Rock, Arkansas 72201. This is a temporary space, now considered the primary location of the Company, rented on a month to month basis at a rate of $500.00 per month. The company is in the process of looking for long term office space when financing allows in Little Rock, Arkansas. The Issuer presently has an Internet website www.vsurance.com. Our corporate structure is as follows: Vsurance, Inc is the parent company with one wholly-owned subsidiary Vsurance Insurance Agency which is incorporated in Arkansas. Beginning January 10, 2006 we have only two employees other than our officers and directors. Our two employees each receive $35,000 in annual compensation. The President’s annual salary is $60,000 and each director receives $8,100 annually. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or any one else regarding the commitment of time or the payment of salaries or other compensation. The employees, officers and directors are working on an at will basis.

Upon formation, 4,850,150 preferred shares class A, 600,000 preferred shares class B, and 100,000 common shares were issued to our directors, officers and key suppliers and consultants for cash contributions, software, and services valued $920,718.50 for an average per share price of $0.17. We issued 750,000 shares of preferred A stock to Coactive Systems valued at $225,500 in exchange for an insurance operating system specifically designed for pets. This software is the platform on which policies are issued, premium is collected from credit cards, customer service, and claim processing is performed.

Schedule of Shares Issued to Directors, Officers, Key Suppliers and Consultants at December 31, 2005

Purchaser/ Investor	Class	Date of Purchase	Payment Method	Amount	Number of Shares	Price Per Share
Donna L. Killean	Preferred A	7/31/2005	Equip Contribution	$500.00	62,500	$0.01
Joel D. Clendening	Preferred A	7/31/2005	Cash	$150.00	20,000	$0.01

Coactive Systems, Inc.	Preferred A	8/15/2005	Developmental Software for Programming	$150.00	5,000	$0.03
Coactive Systems	Preferred A	8/20/2005	Programming Development & Ins software	$11,175.00	372,500	$0.03
Coactive Systems	Preferred A	8/20/2005	Programming Development & Ins software	$11,175.00	372,500	$0.03
Donna Killean	Preferred A	8/20/2005	Cash, Licenses, & Consulting	$7,318.50	287,500	$0.03
Terance Kelley	Preferred A	8/20/2005	Financial Statement Preparation	$10,000.00	400,000	$0.03
Sandias Azucaradas CR, S.A.	Preferred A	8/20/2005	Investment Banking Services	$2,500.00	100,000	$0.03
Strategic Corporate Advisors LLC	Preferred A	8/20/2005	Investment Banking Services	$2,500.00	100,000	$0.03
Joseph Emas	Preferred B	8/25/2005	Legal Services	$1,500.00	50,000	$0.03
Malcolm Pollard	Preferred B	8/25/2005	Bus Plan Development & directorship	$3,000.00	100,000	$0.03
Allen A. Hayes, MD	Preferred B	8/25/2005	Bus Plan Development & directorship	$1,500.00	50,000	$0.03
Ann M. Perniciaro	Preferred B	8/25/2005	Bus Plan Development & directorship	$1,500.00	50,000	$0.03

Purchaser/ Investor	Class	Date of Purchase	Payment Method	Amount	Number of Shares	Price Per Share
Coactive Systems	Preferred A	10/1/2005	Cash for Divine Fee	$1,675.00	3,350	$0.50
Coactive Systems	Preferred A	10/1/2005	Cash for Divine Fee	$1,675.00	3,350	$0.50
Ann Perniciaro	Preferred A	10/1/2005	Cash for Divine Fee	$1,675.00	3,350	$0.50
Donna Killean	Preferred A	10/1/2005	Cash for Divine Fee	$3,350.00	6,700	$0.50
Terance Kelley	Preferred A	10/1/2005	Cash for Divine Fee	$1,675.00	3,350	$0.50
Malcolm Pollard	Preferred A	10/1/2005	Cash for Divine Fee	$1,675.00	3,350	$0.50
Allen Hayes	Preferred A	10/1/2005	Cash for Divine Fee	$1,675.00	3,350	$0.50
Sterling Capital Holdings	Preferred A	10/1/2005	Cash Investment	$50,0000.00	100,000	$0.50
Divine Capital Markets	Common	10/1/2005	Consulting Management Fee	$50,000.00	100,000	$0.50

Holly Stanley	Preferred A	10/22/2005	Advisory Services Pet Insurance	$45,000.00	1,500,000	$0.03
Matt Lile	Preferred A	10/25/2005	Insurance consulting services	$6,000.00	200,000	$0.03
Matt Lile	Preferred B	10/25/2005	Insurance consulting	$3,000.00	100,000	$0.03
Matt Lile	Preferred B	10/25/2005	Insurance consulting	$3,000.00	100,000	$0.03
Hampton Ins Co.	Preferred A	10/25/2005	Insurance consulting services	$3,000.00	100,000	$0.03
Hampton Ins Co.	Preferred B	10/25/2005	Insurance consulting	$1,500.00	50,000	$0.03
Hampton Ins Co.	Preferred B	10/25/2005	Insurance consulting	$1,500.00	50,000	$0.03
Holly Stanley	Preferred B	10/31/2005	Corporation Development Services	$837.50	30,000	$0.03
Maureen Hickey	Preferred B	10/31/2005	Corporation Development Services	$600.00	20,000	$0.03
Coactive Systems	Preferred A	11/9/2005	Cash for Divine Fee	$837.50	1,675	$0.50
Coactive Systems	Preferred A	11/9/2005	Cash for Divine Fee	$837.50	1,675	$0.50
Sara Mirza & Albert Grasso	Preferred A	11/3/2005	Equity Investment	$0	1,200,000	$0

Total number of shares issued and outstanding (Inception through December 31, 2005)				$232,481.00	5,550,150	$0.04

Total number of Preferred Class A shares					4,850,150
Total number of Preferred Class B shares					600,000
Total number of Common shares					100,000

					5,550,150

Business Strategy

Vsurance, Inc. was incorporated on July 26, 2005, in the State of Nevada. Vsurance is a development stage Company. Vsurance intends to provide beneficial pet and horse resource centers—VetpetMD, Spot the Pet f/k/a Pinpoint Pet, and Purrfect Pet Club—via the worldwide web in order to sell pet merchandise as an online affiliate of a leading pet retailer, lost and found registration services (Pet ID tags), global positioning system technologies to locate lost pets and horses, and lastly liability, life, and health insurance policies to cover property damage and veterinary expenses from and on pets and horses in the United States, United Kingdom and in other pet and horse concentrated countries. An online affiliate of a pet retailer is where we join with an existing online pet supplier in a revenue partnership. Vsurance would generate revenue through commissions earned on all sales made through the existing pet supplier’s website. There are no formal agreements with pet retail suppliers at this time. We are not going to manufacture or develop these products but rather sell existing merchandise.

The Company’s aim through these resource centers, products, and services is to generate revenue while building a database of pet owners. These pet owner goods and services serve as a lead generation tool in hopes of selling a pet insurance policy. While revenue in the form of commissions will be earned by reselling pet merchandise greater revenue would come from pet insurance policy sales. Providing a tangible product or service to amass pet owner names, reduces policy acquisition cost which has been one of the highest contributing factors to pet insurance provider failures in the United States and Worldwide. This Company owned will be harvested to develop an insurance policyholder base of companion pet and horse owners worldwide.

The focusing strategy is to provide companion pet and horse-owners beneficial services and sell tangible products to build a company owned database of names for harvesting to sell its pet insurance products (life, liability and health). In an effort to reduce the cost of acquiring an insurance policyholder we are attempting to sell products to pet owners, thereby obtaining a name for a later up sale into an insurance product. In lieu of spending money in marketing to generate an inquiry from a prospective pet owner for our insurance product we are selling a product and receiving a pet owner name at the same time. Using emails, take-one brochures, interactive CDs, and our website we want to leverage delivery channels such as retailers, commercial, government, educational system, medical profession, employee benefit programs, direct marketing, social associations/memberships, and possibly; however, uncertain and might never occur since no discussions have taken place and there are no formal or informal agreements, market through direct order television programming. Our aim is to sell beneficial pet resource services to generate revenue in addition to insurance products.

The Purrfect Pet Club product—not yet operational—envisioned to be available in retail stores, will provide pet owners with lifetime membership in the club, lifetime access to VetpetMD, lifetime lost and found registration (Pet ID Tag enclosed) with 24/7 pet owner support, one-year accidental death and home-away care insurance with an interactive educational CD about pets (games and health/training tips for pets) with an estimated suggested retail price ranging from $6.95 to $19.95. Initially this will start as web based product only. The site would be indexed with internet search engines moving toward an instore product within 12 months. Revenues would come from the membership fee and from merchandise sales.

The Spot the Pet f/k/a Pinpoint Pet product—not yet operational—envisioned to be available in pet retail stores and possibly on direct order television programs, will provide pet owners with the latest technology in pet recovery and location. Using a GPS pet collar we will track and locate our clients’ pet through communication to their cellular telephone in the event they stray from their designated perimeter. Included with this product will be lifetime membership in the club, lifetime access to VetpetMD, one-year accidental death and home-away care insurance with an interactive educational CD about pets (games and health/training tips for pets) with an estimated suggested retail price ranging from $89.95 to $200.00 with a monthly service fee thereafter comparable to that of a normal cell phone service. The development of this product is dependent on the sale of this offering. If the offering is not successful this product will not be available. If the offering is sold, we would first, contract with a GPS manufacture to design and develop this product and second, contract with a software firm to write the program to transmit the coordinates via the cell phone service. When and if this product is available, revenues would come from the sale of GPS pet collars and from the monthly cell phone service charge.

VetpetMD—not yet operational—is envisioned to provide pet owners and veterinarians with the most creditable source of animal health information. While the product is web based much like the Purrfect Pet Club the data content of this site requires a capital investment of at least $200,000; therefore, this service is dependent on the sale of this offering. Initially, a limited website would be posted followed by an in-depth design and research development on animal health issues once the offering is completed. Revenues would come from advertising space sold on the site.

Pet and horse health insurance—not yet operational—will be the initial service available to pet owners. Since we shall rely on established insurance companies to pay claims operations can commence. While there have been insurance companies who have provided pet insurance in the marketplace previously we do not have any formal agreements at this time. If and when an agreement is reached with an insurance company we will only receive commissions when policies are sold. The commissions on the sale of these pet insurance policies should fall within the range of 25% to 30%. The scale of marketing is dependent on the sale of this offering. Initially marketing efforts shall be focused on corporations to offer this insurance as an employee benefit advancing toward the harvesting of names from the database which will be established through the sale of our beneficial resource centers. Revenues will initially come in the form of commissions on the sale of insurance policies advancing toward underwriting income as risk partner with claims. In becoming a licensed insurance company we would first file in the State of Arkansas. We would like to be licensed to accept underwriting risk in all states; however, this requires that applications being filed in each state and compliance with the required cash “surplus reserve” deposit. In order to accept underwriting risk we would need to possess a Certificate of Authority (C-of-A) from the Insurance Department of each and every state. The process of obtaining a C-of-A is what we referred to as making application. A condition of the C-of-A is making a surplus reserve deposit which is nothing more than a predetermined cash deposit maintained by the company in a FDIC insured bank in that state. This cash deposit allows the company to underwrite claim risk on an insurance policy. While this is a time consuming process and can take upwards of three years to complete, being able to underwrite risk broadens the company’s ability to generate revenues. Since cash is a significant part of becoming an insurance company and due to the fact that this offering is a “best-efforts” offering, there is no assurance that proceeds will be available and there can be no guarantee that we will ever have sufficient cash to make such a reserve deposit in one or all states in order to become an insurance company. We are presently licensed to sell and accept commissions on these pet insurance policies, since Donna Killean our company’s agent is licensed to sell insurance in all states. Pets are considered property; therefore, an individual within the company possessing a property casualty license may sell pet insurance and collect commissions for and on behalf of the company.

Vsurance, while not yet operational, is preparing to be a completely virtual company meaning all applications, enrollments, billing, customer service, and claims are paperless and Internet based. Moreover, Vsurance will market, process, and distribute through traditional channels such as internet emails, web links, direct mail, payroll stuffers, and employer benefit package add on. Additionally, Vsurance has identified alternate markets and distribution channels to ensure their products are accepted worldwide for example, in-store checkout messaging networks, i.e. messages on receipts and the bundling of pet services with insurance products to build a database of names for harvesting. The Company’s Web-based Interactive System has been developed by these principals—Donna L. Killean and Holly Stanley—with Coactive Systems, Inc., a pet health insurance systems programming firm.

(b) ISSUER’S PRODUCTS OR SERVICES:

Companion Pet and Family Horse Resource Centers of Vsurance

The Purpose of these resource Centers

These resource centers cultivate an online community of pet and horse owners. By virtue of not only the products and services, but the availability, interactive involvement, and exchange of information creates and builds the database of pet owners. This database is then harvested to acquire pet and horse insurance policies cost effectively. The challenge that poses each and every pet insurance provider, with an average pet insurance policy costing a minimal sum of $250 annually, is the cost incurred to generate the inbound telephone call. These resource centers and tangible products allow Vsurance to amass a database of pet-owners (leads/prospects if you will), cost effectively, that can be harvested to build not only a profitable book of pet insurance policyholders worldwide but a cost effective one as well. These resource centers are also additional revenue generating centers to Vsurance.

VetpetMd

This is a web-based resource center that provides companion animal owners and veterinarians with the most objective, credible and trusted source of animal healthcare information so our animals lead healthy active lives. This online facility will be much like and similar, but not replicating or identical to the successful online human medical services website known as WebMD®. Presently no such resource center exists.

Purrfect Pet Club

This is a web-based resource center that provides companion animal owners with membership benefits and rewards, such as lost and found registration service (pet tags with 24/7 lost pet support), shopping to more than 10,000 quality pet related products, and life and health “medical” insurance for their animals. Presently no overall club with these proposed benefits exists. What is available is breed specific associations such as the Basset Hound Club. Combined with the lost and found registration service will be our Home-away Care policy. This policy provides coverage for veterinary fees if your pet requires life saving treatment while lost and brought to a veterinary hospital.

Spot the Pet f/k/a Pinpoint Pet

This is a resource center that provides lost and found services to animal owners using Global Positioning System (GPS) technology. A GPS receiver and a Global System for Mobile Communications (“GSM”) modem with special software incorporated into the pets collar allows pet owners easily and remotely to monitor the location of their pet via cell phone or PDA anywhere in the world with suitable GSM availability. This technology has successfully been used to track animals in research. Animal-ID.com secure solutions is the potential product developer for the Spot the Pet f/k/a Pinpoint pet service.

Combined with the Pinpoint Pet GPS/GSM service will be our Home-away Care policy. This policy provides coverage for veterinary fees if your pet requires life saving treatment while lost and brought to a veterinary hospital.

Purrfect Pet Insurance

This is a web-based resource center that provides companion animal owners with life and health “medical” insurance products for pets. Our target audience “pet owners of dogs and cats”—insurance for birds and other pets will also be available—for as little as $8.33 to $31.58 per month can insure their pet against illness, accident, or injury for life with benefit limits ranging from $8,000 to $13,000 per year. Coverage in the event of death of your dog or cat is also available with benefit limits of $500 and $1,000 for non-show pets for as little as $0.46 to $2.92 per month when combined with our health insurance plans. When purchased separately premiums are $45 and $90. We also provide coverage for show dogs and cats with benefit limits ranging from $1,500 to $20,000 to a low of $11.25 to $150 per month. Liability insurance coverage through a risk sharing group will be available to pet owners with the purchase of a health insurance policy.

Purrfect Horse Insurance

This is a web-based resource center that provides family horse owners with life and health “medical” insurance products for their horses. Historically and currently insurance companies target thoroughbred and competition horses with mortality insurance products which can cost anywhere from $100,000 to millions of dollars. These policies represent in essence loss of income insurance since these animals provide a monetary return to their owners. Our strategy is reaching to the overlooked family and non-competition horse market whose horse values are much less than those of competition horses with similar health “medical” coverage as our pet insurance plan. Underwriting guidelines, rates and forms have all been completed and ready for implementation. Loss statistics derived from the identical source as was our pet data, the American Veterinarian Medical Association (AVMA).

Managements Discussion and Analysis of Financial Condition Plan of Operations

The following discussion should be read in conjunction with our financial statements and their explanatory notes included as part of this prospectus.

This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Our plan of operations for the next twelve months is to raise funds through the offering. The principal use of the offering proceeds will be to make full repayment of the loan to Samir Financial due December 14, 2006, which is first and foremost as funds are received and is the highest priority, then provide working capital necessary upon commencement of operations until sufficient revenues are generated to cover such operating expenditures, please see Use of Proceeds, page 10.

To commence active business operations we will need to engage in a number of planning stage and preliminary activities. We will apply for a prospective license, or acquire a license to become an insurance company in order to begin underwriting the pet and horse health insurance policies. The process includes making application with a state insurance department. All officers, directors and proposed management of the insurance company will be reviewed by the insurance department to determine if the necessary management skills are present to manage an insurance company. Absent having submitted an application of any type it is uncertain if the management of Vsurance would be approved for such a license. If approved in order to commence operations as an insurance company, depending on the state of domicile, we would have to deposit at least $2,000,000 in surplus beyond the $100,000 in cost to be spent in order to make such an application. Other commencement activities include developing the online websites for all of our pet resource centers, hiring professionals, purchasing and putting into place the necessary equipment to operate these online resource and pet insurance centers. These activities will also include the establishment of various product marketing channels and determine the expected cost to build and establish a pet owner database from which insurance product marketing can commence. We will undertake and work to finish these activities upon completion of this offering.

We have started some of the activities on a small scale since securing funds through a loan with Samir Financial but their completion cannot occur without the completion of this offering. From inception through the present— September 6, 2006—we, as reflected the inception to June 30, 2006 financial statements, have spent a substantial amount of time in strategic planning, budgeting, preliminary work on the VetpetMD medical database which cost $105,000, trade/service mark reservations at an expense of $28,170, establishment of pet health insurance underwriting rating guideline, website design and preliminary work on the insurance operation system—all referred to as software—at a cost of $346,776 . We have determined what we believe the price of our insurance products should be along with the relative claims exposure on this insurable risk. We then estimated the policy acquisition cost and administrative expense for servicing these policies to arrive at the selling price. If these prices are incorrect it could result in an operating loss for us as a result of a higher loss ratio on claims to premiums.

While budgetary selling prices have been established for our other services and products, no definitive work has commenced in development of these products and activities; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the founders, funds lent from the lender, Samir Financial, and the small capital raise using a stock purchase agreement pursuant to Regulation D Rule 504. This offering is our initial endeavor in raising operating capital for the Company. Furthermore, Vsurance has not commenced its major operations of VetpetMD, Spot the Pet f/k/a Pintpoint Pet, Purrfect Pet Club, and Purrfect Pet Insurance. Vsurance is considered a development stage company because it has not commenced its major operations. In addition the company has not achieved any revenue in connection with its business to date.

Vsurance is a startup and development stage company because it has not commenced any operations so far. Its online resource centers are under development and we are working toward becoming a licensed insurance provider but all of these activities are contingent on the completion of this offering. As a result Vsurance is a development stage company and in the absent of revenues and operations the Independent Audit Report dated December 31, 2005, cites a going concern. This factor among others may indicate that the Company will be unable to continue as a going concern.

In determining the fair value of the company we could not look to last year’s financial statement nor could we analyze several prior years of business operations. Without any form of operation whatsoever we could only consider the future outlook of the industry, the economy, and how the company could compete if operations were to commence. As a result the cash flow method, tangible asset (balance sheet) method, and value of specific intangible asset method, which takes in consideration valuing goodwill was not usable. With limited working capital and unable to use these valuation methods the board of directors did not obtain a contemporaneous valuation by an unrelated valuation specialist. It was the opinion of the board of directors that the key participants who came together to form and create the company would best establish the fair and reasonable value for shares of stock. When the Company changed accounting firms—July 25, 2006—it was determined that shares issued in exchanged for services needed to be memorialized in a more formal report. Therefore, while a contemporaneous valuation by an unrelated valuation specialist was not done at each and every time shares where issued in exchange for services, a retrospective report has now been done and it was the opinion of this related-party valuation specialist that the issuance of equity instruments in exchange for goods or services had been accounted for based on the fair value of the goods or services received which was a reliable measurement. Fair value represents the amount at which the asset or service was bought or sold in a current transaction between willing parties, other than in a forced sale or liquidation [SFAS 123(R), Appendix E].

From inception of the company through June 30, 2006, as the key participant group base grew, the outlook of being able to execute the business plan improved. The professional experience and contribution to the company by each participant differed. Absent any operations, our financial condition, prospects, and our limited operating history the establishment of share price for the value of services and software received was determined as the amount at which the items could be bought or sold in a current transaction between willing parties. In the opinion of the related-party valuation specialist—Terance Kelley, CPA—report dated August 11, 2006, the issuance of these equity instruments in exchange for goods or services was accounted for based on the fair value of the goods or services received which was a reliable measurement. Fair value represented the amount at which the asset or service was bought or sold in a current transaction between willing parties, other than in a forced sale or liquidation. [SFAS 123(R), Appendix E] This share price was consistent when shares were exchanged for services: (July 2005 life cycle stage shares were exchanged at $0.01; August 2005 life cycle stage shares were exchanged at $0.03; and January 2006 life cycle stage shares were exchanged at $0.30. The pricing was more a factor of the time line and the type of consideration tendered than of variations in conversion options to respond to market conditions.

The August 11, 2006, report mentioned above as prepared by the related-party valuation specialist—Terance Kelley, CPA—entitled “Valuation of Privately Held Securities Issued as Compensation” considered and highly weighted the “life cycle stage” factor of Vsurance the company (i.e., seed, beta, and expansion), milestones achieved by a company, members of management and board of directors, barriers to entry, and other competitive forces. Furthermore, in addition to the Company’s early life cycle and while being paid in stock due to the cash position of the Company, the retrospective (i.e., at or around the grant date for stock-based compensation) valuation report was made to determine the fair value of the services exchanged for stock.

Schedule of Services Performed in Exchange for Stock

Shares were issued in exchange for services in these periods: July 2005 organization; August 2005; October 2005; and January 2006. The Company’s measurement of fair value was the amount at which the asset could be bought or sold in a current transaction between willing parties, other than in a forced sale or liquidation [SFAS 123(R), Appendix E]. Additionally, the issuance of equity instruments to non-employees in exchange for goods or services has been accounted for based on the fair value of the goods or services received which was determined to be the fair value of the equity instruments issued, which was more reliable measurement given the life cycle stage of the Company i.e. no income from operations, no operations, limited to no assets, no like companies in the marketplace; furthermore, no like transactions in the marketplace.

Shares Exchanged for Services Table

			Value of	Price Per		Converted Common	Converted Price Per	Par
Service Provider	Shares	Quantity	Services	Share	Conversion	Quantity	Share	Value
1) July 2005 Life Cycle Stage (Time of Incorporation) Share value was $0.01
Donna Killean	Class A Preferred	62,500	500	0.01	1 to 5	312,500	0.002	0.001
Joel Clendening	Class A Preferred	20,000	200	0.01	1 to 5	100,000	0.002	0.001
2) August 2005 Life Cycle Stage (First Development Month) Share value was $0.03
Coactive Systems	Class A Preferred	750,000	22,500	0.03	1 to 5	3,750,000	0.01	0.001
Donna Killean	Class A Preferred	287,500	7,319	0.03	1 to 5	1,437,500	0.01	0.001
Terance Kelley, CPA	Class A Preferred	400,000	10,000	0.03	1 to 5	2,000,000	0.01	0.001
Sandias Azucaradas	Class A Preferred	100,000	2,500	0.03	1 to 5	500,000	0.01	0.001
Strategic Corp Advisors	Class A Preferred	100,000	2,500	0.03	1 to 5	500,000	0.01	0.001
Joseph I. Emas, Esq	Class B Preferred	50,000	1,500	0.03	1 to 2	100,000	0.015	0.001
Malcolm Pollard	Class B Preferred	100,000	3,000	0.03	1 to 2	200,000	0.015	0.001
Allen Hayes, MD, PhD	Class B Preferred	50,000	1,500	0.03	1 to 2	100,000	0.015	0.001
Ann Perniciaro	Class B Preferred	50,000	1,500	0.03	1 to 2	100,000	0.015	0.001
3) October 2005 Life Cycle Stage (Third Development Month) Part One - Share value remained $0.03
Holly Stanley	Class A Preferred	1,500,000	45,000	0.03	1 to 5	7,500,000	0.01	0.001
Holly Stanley	Class B Preferred	30,000	838	0.03	1 to 2	60,000	0.01	0.001
J Matt Lile III, RHU	Class A Preferred	200,000	6,000	0.03	1 to 5	1,000,000	0.01	0.001
J Matt Lile III, RHU	Class B Preferred	200,000	6,000	0.03	1 to 2	400,000	0.015	0.001
Hampton Ins Company	Class A Preferred	100,000	3,000	0.03	1 to 5	500,000	0.01	0.001
Hampton Ins Company	Class B Preferred	100,000	3,000	0.03	1 to 2	200,000	0.015	0.001
Maureen Hickey	Class B Preferred	20,000	600	0.03	1 to 2	40,000	0.015	0.001
4) October 2005 Life Cycle Stage (Third Development Month) Part Two - Share value was $0.50
Divine Capital Markets *	Common	100,000	50,000	0.50	1 to 1	100,000	0.50	0.001

			Cash
Coactive Systems	Class A Preferred	10,050	5,025	0.50	1 to 5	50,250	0.20	0.001
Donna Killean	Class A Preferred	6,700	3,350	0.50	1 to 5	33,500	0.20	0.001
Terance Kelley, CPA	Class A Preferred	3,350	1,675	0.50	1 to 5	16,750	0.20	0.001
Malcolm Pollard	Class A Preferred	3,350	1,675	0.50	1 to 5	16,750	0.20	0.001
Allen Hayes, MD, PhD	Class A Preferred	3,350	1,675	0.50	1 to 5	16,750	0.20	0.001
Ann Perniciaro	Class A Preferred	3,350	1,675	0.50	1 to 5	16,750	0.20	0.001
Sterling Capital Holdings	Class A Preferred	100,000	50,000	0.50	1 to 5	500,000	0.20	0.001
5) Samir Financial LLC Stock Loan Reduction December 2005 Life Cycle Stage (Fifth Development Month) Part One - Share value was $0.001 (par)
Albert Grasso - Samir	Class A Preferred	600,000	250,000	0.42	1 to 5	3,000,000	0.08	0.001
Sara Mirza Trust - Samir	Class A Preferred	600,000	250,000	0.42	1 to 5	3,000,000	0.08	0.001
Total December 31, 2005		5,550,150				25,550,750
6) Samir Financial LLC Stock Loan Reduction January 2006 Life Cycle Stage (sixth Development Month) Part Two - Share value was $0.001 (par).
Sara Mirza Trust - Samir	Class A Preferred	600,000	300,000	0.50	1 to 5	3,000,000	0.10	0.001
7) January 2006 Life Cycle Stage (Sixth Development Month) Share value was $0.30
Mark Spaner **	Class A Preferred	65,000	19,500	0.30	1 to 5	325,000	0.06	0.001
Mark Spaner **	Class B Preferred	100,000	30,000	0.30	1 to 2	200,000	0.15	0.001
J Michael Pickens JD	Class B Preferred	100,000	30,000	0.30	1 to 2	200,000	0.15	0.001
Total January 31, 2006		6,415,150				29,275,750

*	Stock returned with cancellation of agreement. Shares are being cancelled effective August 14, 2006.
**	Mark Spanner stock average on services exchanged for stock is $0.09.

1) July 2005 Life Cycle Stage (Time of Incorporation) Share value was $0.01

The contribution of the most basic services and equipment totaled $700 at the incorporation of the Company. The par value was established at $0.001.

Donna L. Killean one of the founding organizational advisors, incorporator, and is the licensed insurance agent for the Company contributed in July of 2005 at the time of organization a (used) computer, monitor, and printer described below valued at $500 in exchange for 62,500 shares of Class A Preferred Stock. This equated to a per share price of $0.01 (rounded up to the nearest whole cent). The value of the Company at the time of this exchange was this asset.

Description	Acquired	Value
EQUIX Computer Pentium 4 with software (Win-XP/Office) Serial # 154154	7/31/2005	$311.00
KDS Monitor 17 inch Serial # F5U24C134340U	7/31/2005	$100.00
Lexmark X4270 Fax, Printer, Scanner Serial # 0Z15Y598541	7/31/2005	$89.00

Total		$500.00

Joel Clendening one of the founding organizational advisors, co-incorporator, and initial president for the Company contributed incorporation services and out-of-pocket expenses of $200 in exchange for 20,000 shares of Class A Preferred Stock. This equated to a per share price of $0.01 (rounded up to the nearest whole cent). The value of the Company at the time of this exchange was just the $500 computer contributed by Donna Killean.

2) August 2005 Life Cycle Stage (First Development Month) Share value was $0.03

The contribution of the services and software described below and the attainment of a qualified board of directors totaled $52,318.50. The Company still in an early development stage, having established a board of directors, legal counsel, and a computer MIS vender on board increased the per shares price by $0.02 by virtue of the dollar value of the services provided in exchange for stock.

Coactive Systems one of the founding organizational advisors and is the computer technology firm for the Company contributed within the first month of development a software utility license and their proprietary system software module required to build the computerized insurance operating system valued at $22,500 in exchange for 750,000 Class A Preferred Stock. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Description	Acquired	Value
Development and utilities software	8/15/2005	$150.00
Software module PETWARE for the Insurance Operating Platform	8/20/2005	$22,350.00

Total		$22,500.00

Donna L. Killean one of the founding organizational advisors, incorporator, and is the licensed insurance agent for the Company provided services and contributed at the first month of development the cost of incorporating the Vsurance companies ($1,318.50), usage of her 52 admitted insurance agent licenses, 52 state surplus line insurance agent licenses, and consultation on pet insurance, underwriting, and insurance operations to write the business plan. Total contributed hours provided was 120 hours billed at a rate of $50 per hour. These services totaled and were valued at $7,318.50. Payment in the form of stock—287,500 shares of Class A Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Terrance Kelley, CPA, consulting advisor provided services at the first month of development. These services included taxation advice, accounting practices, and preparation as it related to financial statements and financial pro forma statements to write the business plan. Total contributed hours provided was 80 hours billed at a rate of $125 per hour. These services totaled and were valued at $10,000. Payment in the form of stock—400,000 shares of Class A Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Sandias Azucaradas CR, SA consulting advisor provided services at the first month of development. These services included advice on investment banking strategies as it related to the company’s options for investment capital—venture capital, private equity firms, and debt transactions and structure/content of the business plan. Total contributed hours provided was 25 hours billed at a rate of $100 per hour. These services totaled and were valued at $2,500. Payment in the form of stock—100,000 shares of Class A Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Strategic Corporate Advisors, LLC consulting advisor provided services at the first month of development. These services included advice on investment banking strategies as it related to the company’s options for investment capital—venture capital, private equity firms, and debt transactions and structure/content of the business plan. Total contributed hours provided was 10 hours billed at a rate of $250 per hour. These services totaled and were valued at $2,500. Payment in the form of stock—100,000 shares of Class A Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Joseph I. Emas, Attorney at Law legal counsel provided services at the first month of development. These services included review of the Company’s corporate articles and establishment of Company Bylaws. Total contributed hours provided was 6 hours billed at a rate of $250 per hour. These services totaled and were valued at $1,500. Payment in the form of stock—50,000 shares of Class B Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Malcolm L. Pollard, JD, CPA one of the founding organizational advisors accepted and agreed to serve as the secretary, treasurer, in addition to his role as a director. In this capacity, in addition to the liability assumed as a director, recording and quantifying/certifying corporate records through December 31, 2005, would utilize 24 hours. Therefore, the total contributed hours provided was 24 hours billed at a rate of $125 per hour. These services totaled and were valued at $3,000. Payment in the form of stock—100,000 shares of Class B Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Allen A. Hayes, MD, PhD one of the founding organizational advisors accepted and agreed to serve as a director. In this capacity, in addition to the liability assumed as a director, reviewing corporate materials, providing consulting services in the medical field, and attending board meetings (telephone or in person) through December 31, 2005, would utilize 20 hours. Therefore, the total contributed hours provided was 20 hours billed at a rate of $75 per hour. These services totaled and were valued at $1,500. Payment in the form of stock—50,000 shares of Class B Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Ann M. Perniciaro one of the founding organizational advisors accepted and agreed to serve as a director. In this capacity, in addition to the liability assumed as a director, reviewing corporate materials, providing consulting services in the area of retail product merchandising, and attending board meetings (telephone or in person) through December 31, 2005, would utilize 20 hours. Therefore, the total contributed hours provided was 20 hours billed at a rate of $75 per hour. These services totaled and were valued at $1,500. Payment in the form of stock—50,000 shares of Class B Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

3) October 2005 Life Cycle Stage (Third Development Month) Part One - Share value remained $0.03

The contribution of the services described below and the attainment of insurance consulting partners, while the Company still in its infancy life cycle stage, demonstrated a minimal ability to execute business plan objectives. These services totaled $64,437.50.

Holly Stanley is one of the early organizational advisors and provided services in the second and third month of development; furthermore, she agreed to give ongoing services until such time as adequate capital was obtained by the Company. These services centered on the development and establishment of extensive pet insurance operations which included: claims processing systems specifications; underwriting; customer service; reporting; industry actuary statistics; and pet owner retention and enrollment experience. Total contributed hours provided was 450 hours billed at a rate of $100 per hour. These services totaled and were valued at $45,000. Payment in the form of stock—1,500,000 shares of Class A Preferred Stock and 30,000 shares of Class B Preferred Stock for out-of-pocket expenses during the course in performing these services of $837.50—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

J. Matt Lile, III, RHU is one of the early organizational advisors, later to become the president, and provided services in the second and third month of development; furthermore, he agreed to give ongoing services until such time as adequate capital was obtained by the Company. These services centered on the development and establishment extensive pet insurance marketing strategies to attract independent insurance agents, associations, payroll associations and large employer groups which included: adaptation to the business plan; reduction of policy acquisition costs; and policyholder retention improvement objectives. Total contributed hours provided was 80 hours billed at a rate of $150 per hour. These services totaled and were valued at $12,000. Payment in the form of stock—200,000 shares of Class A Preferred Stock and 200,000 shares of Class B Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Hampton Insurance Company is one of the early insurance advisors and provided services in the third month of development; furthermore, they agreed to give ongoing services until such time as adequate capital was obtained by the Company. These services centered on the development, establishment, and procurement of an insurance carrier to underwrite the pet health and pet life insurance program which included: proposals to various property and casualty markets in order to procure an underwriter. Total contributed hours provided was 40 hours billed at a rate of $150 per hour. These services totaled and were valued at $6,000. Payment in the form of stock—100,000 shares of Class A Preferred Stock and 100,000 shares of Class B Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent).

Maureen Hickey was to be the insurance regulatory advisor and to provide insurance licensing services in the third month of development; furthermore, she agreed to give ongoing services until such time as adequate capital was obtained by the Company. She was to maintain the licenses of the Company’s registered agent “Donna Killean”, secure appointment by the insurance carrier once procured by Hampton Insurance Company, and file ongoing premium reports. Total contributed hours to be provided was 40 hours billed at a rate of $15 per hour. These services totaled and were valued at $600. Payment in the form of stock—20,000 shares of Class B Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.03 (rounded up to the nearest whole cent). While shares were issued services were not fully completed as of March 2006, thus the Company has requested the return of the stock. If the shareholder fails to return the stock the Company will not recover the amount expensed of $600.

October 2005 Life Cycle Stage (Third Development Month) Part Two - Share value was $0.50

Following the expansion of service providers within this third period the Company was able to engage an investment banking firm concurrent with a very small amount of seed capital. These services and seed capital totaled $115,025.

Divine Capital Markets an investment banking firm was engaged for a period of twelve months. This firm was to provide consulting services in the capital markets and position the Company so that adequate operating capital, on a best efforts basis), could be procured. The firm charged a cash engagement fee of $15,000 (Fee of $5,000 with two months advance retainer payments $10,000) upon the execution of the Agreement followed by shares of stock for the remaining monthly services (ten remaining months). In addition, Divine would receive 10% commission on any Capital or debt raised plus 6% warrant coverage. These annual consulting services totaled and were valued at $50,000. Payment in the form of stock—100,000 shares of Common Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.50 (rounded up to the nearest whole cent). This agreement was cancelled February 21, 2006 and the Company is in receipt of the returned to be canceled common shares described herein as of August 14, 2006. Thus, the price set for these common shares in exchange for services is not an accurate depiction of past or future shares exchanged for services.

Initial service providing shareholders (Coactive Systems, Ann Perniciaro, Donna Killean, Terrance Kelley, Malcolm Pollard, and Allen Hayes) made a cash contribution to the Company for Divine Capital Market’s $15,025 engagement fee. Each of these investors received shares of Preferred Class A stock. A total of 30,150 shares were issued at the per share price of $0.50 (rounded up to the nearest whole cent) which is representative of the value set by the most recent transaction being Divine.

Sterling Capital Holdings an angle investment group provided the first seed capital. This group invested $50,000 in exchange for 100,000 shares of Class A Preferred Stock. This equated to a per share price of $0.50 (rounded up to the nearest whole cent).

4) January 2006 Life Cycle Stage (Sixth Development Month) Share value was $0.30

The contribution of the services described below, the attainment of insurance consulting partners, while the Company still in its infancy life cycle stage, having demonstrated some ability to execute business plan objectives now had a loan financing transaction wherein foreclosure could occur within twelve months unless a $4 million loan was repaid. This debt added a high degree of risk for service providers taking stock in exchange for cash payment. These services totaled $79,500.

Mark Spaner, CEO of Spaner Communications pursuant to an Agency Compensation Memorandum proposal agreed to reduce his firm’s normal marketing fees from $78,000 to $48,000 for one-year in exchange for stock. Services to be provided under this agreement were graphic design, copywriting, public relations, communication planning, production coordination, and media planning at a rate of $4,000 per month ($48,000 per year) which covers this firm’s service time with the balance of $30,000 in the form of stock. Payment in the form of stock—100,000 shares of Class B Preferred Stock—was made in lieu of cash, since the Company hand limited to no cash on hand. This equated to a per share price of $0.30 (rounded up to the nearest whole cent).

Mark Spaner, CEO of Spaner Communications pursuant to a VetpetMD Website Memorandum proposal agreed to reduce his firm’s normal database website design fees on this specific project from $179,500 to $160,000 for short term project that would be completed May 2006 in exchange for stock. Services to be provided under this agreement were graphic design, copywriting, site content, and ad space sales at $160,000 which covered this firm’s service time with the balance of $19,500 being paid in the form of stock. Payment in the form of stock—65,000 shares of Class A Preferred Stock—was made in lieu of cash, since the Company hand limited to no cash on hand. This equated to a per share price of $0.30 (rounded up to the nearest whole cent).

J. Michael Pickens, JD an insurance regulatory organizational advisor (former Arkansas Insurance Department Commissioner) accepted and agreed to serve as a director. In this capacity, in addition to the liability assumed as a director, reviewing corporate materials, providing consulting services in the insurance regulatory, completing the insurance licensing affairs unfinished by Maureen Hickey, and attending board meetings (telephone or in person) would utilize 100 hours. Therefore, the total contributed hours provided was 100 hours billed at a rate of $300 per hour. These services totaled and were valued at $30,000. Payment in the form of stock—100,000 shares of Class B Preferred Stock—was made in lieu of cash, since the Company hand no cash on hand. This equated to a per share price of $0.30 (rounded up to the nearest whole cent).

5) Samir Financial LLC Stock Loan Reduction December 2005 Life Cycle Stage (Fifth Development Month) Part One - Share value was $0.001 (par).

In connection with the loan the lender has agreed on December 14, 2005 and again to purchase 1,200,000 shares of Preferred A stock for $500,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time.

6) Samir Financial LLC Stock Loan Reduction January 2006 Life Cycle Stage (sixth Development Month) Part Two - Share value was $0.001 (par).

In connection with the loan the lender has agreed on January 31, 2006 and again to purchase 600,000 shares of Preferred A stock for $300,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time.

Commencing August 1, 2006, the Company now occupies a 1,000 square feet of office space owned by J. Matt Lile, III, the President of Vsurance located at 220 West 6th Street, Suite D, Little Rock, Arkansas 72201. This is a temporary space, now considered the primary location of the Company, rented on a month to month basis at a rate of $500.00 per month. The company is in the process of looking for long term office space when financing allows in Little Rock, Arkansas.

Our twelve month operating plan is dependent on the sale of this offering. If the maximum number of units (25 million) are sold the twelve month operating plan shall be as follows (Furthermore, in raising the maximum capital, the Company could move quickly into other operations expected to be profitable. For example, becoming the insurance underwriter (i.e. claim payer) and thereby diversifying its revenue stream earlier. However, the maximum capital raise does not guarantee profitability or successful operations.):

•	Retirement of the loan with Samir Financial at a cost of $3,200,000 on or before December 2006.

•	The implementation of our business model through the commencement of sales will cost at least $3,000,000. We need to create and establish all of the business resource centers in their entirety. While we have allocated $1,000,000 toward software and hardware as described below; this however, is to service, maintain systems, and supply ongoing content of this internet web based company. The larger onetime expense of development of all initial systems and resource center websites is what we are calling as the implementation of the business model. We are launching VetpetMD, an online veterinary database. The entire medical database must be designed, modeled, built, and content written for this resource center. The pet and horse insurance resource center requires a completely automated insurance operating computer system for enrollment, customer service, reporting, and claims processing. These systems combined with the telephone voice response 24/7 pet ID tag locater service, which must be designed and installed, contribute to these implementation costs. The deployment of these systems will be accomplished through management teams together with consultants, advisors, accountants, and legal experts need to be setup to undertake, launch, and complete these centers.

•	Product manufacturing and program costs will be at least $500,000 followed by another $1,000,000 to build inventory levels. We need to locate a GPS vendor and establish an agreement whereby they will develop our product using their patent right technology. The cost to design and build the unit is estimated at $500,000. Afterwards inventory will need to be purchased for retail stores following the procurement of agreements with retailers to carry this product. The additional $1,000,000 is to stock our inventory.

•	The development of our market and product offerings will cost the company at least $3,000,000 in education, advertising, and product recognition expenses. We need to create an interactive CD about our products and services and start a direct marketing campaign to build public awareness about the company. The direct marketing would include TV, radio, print ads, and direct mail.

•	The continued requirement of capital for surplus to underwrite and issue insurance policies will be $2,000,000 increasing to at least $4,000,000. We need these reserves in order to establish our own property casualty insurance company and to assume the underwriting / claim payment risk. This amount represents the State of Arkansas surplus deposit requirement.

•	The development of strategic relationships with pet industry and employee benefit organizations will cost the company at least $2,000,000. We need to educate employers, human resource groups, associations, and payroll service companies about our products. We shall do this through personnel, direct mail, and trade shows.

•	Software and hardware investments to maintain service and maintain an internet based company will cost the company at least $1,000,000. As a web based company continued improvements and upgrade to our systems is required. User features and website content updates is vital to continued visitations by online users. This cost signifies these system modifications.

•	Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $3,900,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover office rent, salaries for added personnel, audit fees, and all other management expenses such as those from industry consultants and advisors.

Our twelve month operating plan is dependent on the sale of this offering. If only 5,000,000 units are sold the twelve to month operating plan shall be as follows (Furthermore, while selling 5,000,000 units gives the Company the ability to retire the loan with the Samir Financial, it is not the maximum capital raise the Company would require. Without the maximum raise, the Company would be forced to operate primarily as an agency and claims processor. This type of operation would result in sustained losses, and profitability may never be achieved.):

•	Retirement of the loan with Samir Financial at a cost of $3,200,000 on or before December 2006.

•	A slower rollout implementation plan of our business model will take place using the proceeds remaining, per the draw down schedule, from the Samir Financial loan.

•	Postpone product manufacturing and program costs of VetpetMD and Spot the Pet GPS tracking device thereby eliminating the expenses of $500,000 and $1,000,000.

•	A slower rollout development plan to market our product offerings using advertising and product recognition programs which are less expensive at a cost of $100,000.

•	Continue with insurance companies to underwrite and pay claims on insurance policies and postpone the establishment of an insurance company thereby eliminating the surplus expense of between $2,000,000 to $4,000,000.

•	Postpone those strategic relationships with pet industry and employee benefit organizations which would have cost the company at least $2,000,000 and focus on other non-cost relationships.

•	Software and hardware investments to maintain service and maintain an internet based company will be reduced to only $100,000.

•	Program administration and working capital expenses will be cut back to $150,000; however, this will not be sufficient to carry the company through to the point where there are sufficient sales to cash-flow operations.

Our twelve month operating plan is dependent on the sale of this offering. If only 500,000 units are sold the twelve to month operating plan shall be as follows (Furthermore, in raising only the minimum capital, the Company would be forced to operate primarily as an agency and claims processor. This type of operation would result in sustained losses, and profitability may never be achieved.) In selling only the minimum number of units (500,000) results in insufficient proceeds for operations and no proceeds can be paid toward the Samir Financial LLC loan even though it is of the highest importance. Since insufficient capital will have been raised in selling the minimum number of units, the loan cannot be not be repaid in full on December 14, 2006, foreclosure will occur and Samir Financial LLC will control the Company and all of its assets. We will have to seek other sources of capital. Presently no other sources have been identified and it is unknown if any other sources will be identified.

We established the minimum units at 500,000 so that operations could start, even if on a small scale in order to generate some type of revenue. It is our opinion that if operations were not to start it would be extremely difficult, if not impossible, to raise any form of capital. While the loan with Samir Financial LLC is due in full on December 14, 2006, the lender did provide us with the ability to renew the loan for an additional year in lieu of foreclosure. Provided we paid a renewal fee of $750,000; audit fee of $100,000; and six-month prepaid interest of $600,000, which totaled $1,450,000 by December 14, 2006, the loan would be renewed for an additional year. However, if only the minimum amount of this offering is raised we would not have sufficient funds to pay the renewal fees and Samir Financial LLC will take control of the company and all of its assets through foreclosure. While Samir Financial LLC is a lender it wants to be an equity investor provided management executes its business plan. The lender has agreed to convert $800,000 or 20% of the $4,000,000 loan to equity. Therefore, Samir Financial LLC’s designees “Sara Mirza Trust” and Albert Grasso, as principal investors of the funds lent out by Samir Financial LLC, who vote and control these shares on behalf of the lender which represents 35% of the issued and outstanding shares on December 31, 2005” accepted a total 1,800,000 Class A Preferred shares at a predetermined price of $800,000 or $0.44 per share that would be applied to our loan balance to reduce our indebtedness, if the loan is paid off by December 14, 2006.

•	Retirement of the loan with Samir Financial will not be possible; therefore, other sources of capital will need to be located to raise $1,450,000 avoid foreclosure and to renew the loan for and additional year. We do not have any other sources of capital at this time and it is unknown if any other sources could be located.

•	A slower rollout implementation plan of our business model will take place using the proceeds remaining, per the draw down schedule from the Samir Financial loan.

•	Postpone product manufacturing and program costs of VetpetMD and Spot the Pet GPS tracking device thereby eliminating the expenses of $500,000 and $1,000,000.

•	A slower rollout development plan to market our product offerings using advertising and product recognition programs which are less expensive at a cost of $100,000.

•	Continue with insurance companies to underwrite and pay claims on insurance policies and postpone the establishment of an insurance company thereby eliminating the surplus expense of between $2,000,000 to $4,000,000.

•	Postpone those strategic relationships with pet industry and employee benefit organizations which would have cost the company at least $2,000,000 and focus on other non-cost relationships.

•	Software and hardware investments to maintain service and maintain an internet based company will be reduced to only $100,000.

•	Program administration and working capital expenses will be cut back to $100,000; however, this will not be sufficient to carry the company through to the point where there are sufficient sales to cash-flow operations.

Liquidity and Capital Resources

As of December 31, 2005 we had total assets of $1,065,779 of which $427,255 was in cash and as of June 30, 2006 we had total assets of $1,169,796 of which $321,961 was in cash. As a result of our current lack of capital and loan obligation to the Lender, wherein all company assets including cash is pledged as collateral, we are completely dependent upon the sale of the maximum offering to implement our business plan. Even if the maximum offering is sold, we anticipate having to raise additional capital after twelve months. The need for additional capital beyond this offering is predicated on the sale of insurance policies. In order to write insurance policies we must maintain adequate surplus with state insurance departments. Regulation requires insurers to limit policy sales to only three times their surplus deposit, for example, having a surplus deposit of $2,000,000 we could write $6,000,000 in premium (policy sales). In the event that we cannot raise additional capital and policy sales exceed our surplus deposit we would have to transfer the risk which is above our surplus writing ratio to another company. This reinsurance process is common.

On December 15, 2005, we executed a Loan and Security Agreement with Samir Financial, LLC (the “Lender”) for $4,000,000. This loan is due in full at the end of twelve months (December 14, 2006). Samir Financial, as part of this financing transaction, received approximately 30.6% of the issued and outstanding stock at the closing of this loan. The Loan and Security Agreement referenced W. Russell Smith, III, who in the capacity as a project consultant from October 1, 2005 until December 26, 2005 facilitated this financing which required his personal guarantee and assignment of a life insurance policy naming Samir Financial as the loss payee; furthermore, the aggregate consideration received by W. Russell Smith in connection with his role as project consultant and in exchange for his execution of a personal guarantee and assignment of a life insurance policy was $120,000. The Loan and Security agreement also referenced Donna L. Killean who as a result of being the licensed insurance agent for the company, a key position, needed to assign a life insurance policy naming Samir Financial as the loss payee as well. All interest and expenses have been prepaid. The stated interest rate is 30% per annum. The effective interest rate is 129% per annum. Depending on when we repay this loan there could be savings on the prepaid interest; however, the amount due the lender after the stock prepayment shall be $3,200,000. This reduced payoff will apply to the loan after December 14, 2006. Security is all company assets including un-disbursed funds held in escrow. Closing fees totaling $1,250,000 were paid at closing by the Company which netted $1,750,000 in proceeds that were disbursed in accordance with a draw down schedule ($1,750,000 at closing; $250,000 on January 31, 2006; $250,000 in February 28, 3006; $250,000 on March 31, 2006, which had not been received at March 31, 2006; and $300,000 on April 30, 2006). All monies as listed in the draw down schedule have been paid to the company and there are no undisbursed funds remaining in escrow. Fees at closing were; $800,000 closing fee which were expensed; $100,000 collateral management fee, $100,000 audit fees, $200,000 good faith deposit; and $50,000 in legal fees and expenses which were all capitalized at closing since they were non-refundable and represent items which apply to the life of the loan. The capitalized amounts totaling $450,000 are being amortized over the twelve month life of the loan using the effective interest rate method. Amortization of these items for the quarter ended June 30, 2006, March 31, 2006, year to date 2006, period ending December 31, 2005 and since inception was $112,500, $122,500, $225,000, $19,726 and $244,726 respectively. The balance outstanding on this loan at June 30, 2006, March 31, 2006, and December 31, 2005 including accrued interest was $3,108,031, $2,429,264, and $1,773,014 respectively. Interest expense for the note is computed using the effective interest rate method. In connection with this loan the lender has agreed on December 14, 2005 and again on January 31, 2006 to purchase 1,200,000 and 600,000 shares of Preferred A stock for $500,000 and $300,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time. Proceeds from this offering will be used to retire this loan; however, due to the fact that this offering is a “best-efforts” offering, there is no assurance that proceeds will be available to retire this loan. In the event of default the Lender through their first lien position on all Company assets would acquire a control of the Company. Default occurs if the Company could not repay the loan, a single payment balloon note in the amount of $3,200,000, due December 14, 2006, which reflects prepayment of the stock payment. This reduced payoff will apply to the loan after December 14, 2006.

Description of Property

We do not own any properties as we are in the exploration stage. We work from our various residential offices and had considered 4845 West Lake Road, Erie, PA 16505 to be our primary location for the Company. Commencing August 1, 2006, the Company now occupies a 1,000 square feet of office space owned by J. Matt Lile, III, the President of Vsurance located at 220 West 6th Street, Suite D, Little Rock, Arkansas 72201. This is a temporary space, now considered the primary location of the Company, rented on a month to month basis at a rate of $500.00 per month. The company is in the process of looking for long term office space when financing allows in Little Rock, Arkansas.

The Issuer presently has an Internet website www.vsurance.com.

Transactions with Management and Founders

The Company except for the issuance of 4,850,150 shares of preferred class A, 600,000 shares of preferred class B stock, and 100,000 common shares to our officers, directors, and key participants in exchange for services and cash investments at a price range of $0.01 to as much as $0.50 per share with an overall average of $0.17 per share, we have not entered into any other transactions with management.

In the absence of any operations, our financial condition, prospects, and our limited operating history the establishment of share price for the value of services received was determined as the amount at which the items could be bought or sold in a current transaction between willing parties. This share price was consistent when shares were exchanged for services: (July 2005 shares were exchanged at $0.01; August through November 2005 shares were exchanged at $0.03; and January 2006 shares were exchanged at $0.30. The pricing was more a factor of the time line and the type of consideration tendered than of variations in conversion options to respond to market conditions.

This offering values the shares at $0.50 and $0.50 for the warrant which follows the value of the most recent private stock sale in February 2006.

Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a minimum of 500,000 units and a maximum of 25,000,000 units. Each unit will consist of one share of common stock, one redeemable warrant, to purchase an additional share within five years. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. As of June 30, 2006, we had 62 shareholders of which there were 12 class A preferred; 10 class B preferred; and 40 common.

Executive Compensation

To date we have only two employees other than our officers and directors. Our two employees each receive $35,000 in annual compensation. The President’s annual salary is $60,000 and each director receives $8,100 annually. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or any one else regarding the commitment of time or the payment of salaries or other compensation. The employees, officers and directors are working on an at will basis.

Officer/Executive	Annual Salary	Health Insurance	Stock
J. Matt Lile, III, RHU, President	60,000	5,028	200,000 Class B Preferred Shares valued at $6,000 and 200,000 Class A Preferred Shares valued at $6,000 issued October 2005
Allen A. Hayes, MD, PhD, Director	8,100	0	50,000 Class B Preferred Shares valued at $1,500 issued August 2005
Malcolm L. Pollard, JD, CPA, Secretary/Treasurer/Director	8,100	0	100,000 Class B Preferred Shares valued at $3,000 issued August 2005
Ann M. Perniciaro, Director	8,100	5,028	50,000 Class B Preferred Shares valued at $1,500 issued August 2005
J. Michael Pickens, JD, Director	8100	0	100,000 Class B Preferred Shares valued $30,000 issued January 2006

VSURANCE, INC

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Balance Sheet

June 30, 2006, March 31, 2006 and December 31, 2005

	June 30, 2006 (Unaudited)	March 31, 2006 (Unaudited)	December 31, 2005 (Audited)
ASSETS
Current Assets
Cash and cash equivalents	$321,961	$313,133	$427,255
Commissions receivable	—	—	—
Prepaid expenses	311,274	417,774	618,942

Total Current Assets	633,235	730,907	1,046,197
Fixed Assets
Property and equipment - net	56,615	125	250

Other Assets
Software	346,776	175,558	19,333
Trademarks	28,170	28,170	—
Vet MD data base	105,000	105,000	—
Insurance Agency Licenses	—	—	—

	479,946	308,728	19,333

Total Assets	$1,169,796	$1,039,760	$1,065,780

See accompanying notes to financial statements

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Balance Sheet

June 30, 2006, March 31, 2006 and December 31, 2005

	June 30, 2006 (Unaudited)	March 31, 2006 (Unaudited)	December 31, 2005 (Audited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$125,227	$74,196	$138,735
Line of Credit	50,000	—	—
Note payable	3,108,031	2,429,264	1,773,014

Total Current Liabilities	3,283,258	2,503,460	1,911,749
Stockholders’ Equity
Stock subscriptions receivable	—	(24,550)	—
Preferred stock	5,995	5,995	5,450
Common stock	1,791	1,796	100
Additional paid in capital	349,770	352,090	226,930
Deficit accumulated during the development stage	(2,471,018)	(1,799,031)	(1,078,449)

Total Stockholders’ Equity	(2,113,462)	(1,463,700)	(845,969)

Total Liabilities and Stockholders’ Equity	$1,169,796	$1,039,760	$1,065,780

See accompanying notes to financial statements

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Statements of Income

For the Quarters Ending June 30, 2006 and March 31, 2006 and the Year to Date Period Ending June 30, 2006 and From July 20, 2005 (Inception) through June 30, 2006

	Quarter Ending June 30, 2006 (Unaudited)	Quarter Ending March 31, 2006 (Unaudited)	Year to Date Ending (Unaudited)	Period Ending December 31, 2005 (Audited)	Since Inception
Commissions	$—	$—	$—	$—	$—

Marketing expenses	—	—	—	—	—
General and administrative expenses	(671,987)	(720,582)	(1,392,569)	(1,078,449)	(2,471,018)

Income (loss) before taxes	(671,987)	(720,582)	(1,392,569)	(1,078,449)	(2,471,018)
Provision for taxes	—	—	—	—	—

NET INCOME (LOSS)	$(671,987)	$(720,582)	$(1,392,569)	$(1,078,449)	$(2,471,018)

Earnings Per Share
Basic	$(0.02)	$(0.03)	$(0.05)	$(0.07)
Average shares outstanding	29,327,500	25,988,325	26,095,556	15,791,926

See accompanying notes to financial statements

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Statements of Cash Flow

For the Quarters Ending June 30, 2006 and March 31, 2006 and the Year to Date Period Ending June 30, 2006 and From July 20, 2005 (Inception) through June 30, 2006

	Quarter Ending June 30, 2006 (Unaudited)	Quarter Ending March 31, 2006 (Unaudited)	Year to Date Ending (Unaudited)	Period Ending December 31, 2005 (Audited)	Since Inception
Cash Flows From/For Operating Activities
Net Income (Loss)	$(671,987)	$(720,582)	$(1,392,569)	$(1,078,449)	$(2,471,018)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Depreciation	2,587	125	2,712	250	2,962
Amortization	147,942	121,274	269,216	3,167	272,383
Stock issued for services	—	79,500	79,500	86,938	166,438
Increase in Prepaid Expenses	(6,003)	88,670	82,667	(618,941)	(536,274)
(Decrease) Increase in Accounts payable	51,032	(64,539)	(13,507)	138,733	125,226
Increase in Accrued interest	178,767	156,250	335,017	23,014	358,031

Net Cash Used in Operation Activities	(297,662)	(339,302)	(636,964)	(1,445,288)	(2,082,252)
Cash Flows For Investing Activities
Purchase of Fixed assets	(59,077)	—	(59,077)	—	(59,077)
Stock subscriptions receivable	24,550	(24,550)	—	—	—
Software costs	(206,658)	(165,000)	(371,658)	—	(371,658)
Trademarks	—	(28,170)	(28,170)	—	(28,170)
Vet MD data base	—	(105,000)	(105,000)	—	(105,000)

Net Cash Used in Investing Activities	(241,185)	(322,720)	(563,905)	—	(563,905)
Cash Flows From Financing Activities
Proceeds from Line of credit	50,000	—	50,000	—	50,000
Proceeds from Notes Payable	500,000	500,000	1,000,000	1,750,000	2,750,000
Sale of Capital Stock	(2,325)	47,900	45,575	122,543	168,118

Net Cash From Financing Activities	547,675	547,900	1,095,575	1,872,543	2,968,118

Net Increase (Decrease) in Cash and Cash Equivalents	8,828	(114,122)	(105,294)	427,255	321,961
Cash and Cash Equivalents - Beginning	313,133	427,255	427,255	—	—

Cash and Cash Equivalents - Ending	$321,961	$313,133	$321,961	$427,255	$321,961

See accompanying notes to financial statements

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity

For the Period From July 20, 2005 (Inception) through June 30, 2006

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Additional Paid in Capital	Stock Subscriptions Receivable	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Balance July 20, 2005	—	$—	—	$—	$—	$—	$—	$—
Sale of shares	437,650	438	100,000	100	122,005	—	—	122,543
Stock issued for equipment	62,500	62	—		438	—	—	500
Shares issued for services	3,000,000	3,000	—	—	83,937	—	—	86,937
Shares issued for software	750,000	750	—		21,750	—	—	22,500
Shares issued for Debt	1,200,000	1,200	—	—	(1,200)	—	—	—
Net loss	—	—	—	—	—	—	(1,078,449)	(1,078,449)

Balance December 31, 2005	5,450,150	5,450	100,000	100	226,930	—	(1,078,449)	(845,969)
Shares converted
Preferred class A to common	(320,000)	(320)	1,600,000	1,600	(1,280)	—	—	—
Shares issued for services	265,000	265	—	—	79,235	—	—	79,500
Shares issued for Debt	600,000	600	—	—	(600)	—	—	—
Share sold	—	—	95,800	96	47,804	(24,550)	—	23,350
Rounding	—	—	—	—	1	—	—	1
Net loss	—	—	—	—	—	—	(720,582)	(720,582)

Balance March 31, 2006	5,995,150	5,995	1,795,800	1,796	352,090	(24,550)	(1,799,031)	(1,463,700)
Subscription received	—	—	—	—	—	22,225	—	22,225
Subscriptions cancelled	—	—	(4,650)	(5)	(2,320)	2,325	—	—
Net loss	—	—	—	—	—	—	(671,987)	(671,987)

Balance June 30, 2006	5,995,150	$5,995	1,791,150	$1,791	$349,770	$—	$(2,471,018)	$(2,113,462)

See accompanying notes to financial statements

VSURANCE, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2006

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

Vsurance, Inc. and wholly owned Subsidiary, Vsurance Insurance Agency, Inc. (the Company) are development stage companies as defined under Statements of Financial Accounting Standards No. 7. Vsurance, Inc. was incorporated on July 26, 2005, in the State of Nevada. Purfect Pet Insurance Agency, Inc. was incorporated on July 20, 2005, in the State of Ohio. Purfect Pet Insurance Agency changed its name to Vsurance Insurance Agency, Inc., re-domiciled to New Mexico on December 31, 2005, and later re-domiciled to Arkansas on June 13, 2006. Vsurance is a development stage Company. Vsurance intends to provide beneficial pet / horse resource centers—VetpetMD, Spot the Pet, and Purfect Pet Club—via the worldwide web in order to sell pet merchandise as an online affiliate of a leading pet retailer, lost and found registration services (Pet ID tags), global positioning system technologies to locate lost pets and horses, and lastly liability, life, and health insurance policies to cover property damage and veterinary expenses from and on pets and horses in the United States, United Kingdom and in other pet and horse concentrated countries.

On January 17, 2006, the Company formed Purrfect Pet Club, a Michigan corporation. At June 30, 2006 this subsidiary was still dormant.

The consolidated financial statements include the accounts of the Vsurance, Inc., Vsurance Insurance Agency and Purrfect Pet Club. All significant inter-company accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Vsurance uses an accrual basis accounting.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes under the provisions of Statements of Financial Accounting Standards No. 109 “Accounting for Income Taxes”, which requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates. The Company has no differences between book and tax accounting.

Property and Equipment

Property and equipment are carried at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation of property and equipment is provided for over their estimated useful life, which has been determined to be 1 year using the straight-lined method.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentration of Credit Risks

During 2006 and at June 30, 2006, the Company had deposits in banks in excess of the FDIC insurance limit.

NOTE 2 – OTHER NONCURRENT ASSETS

Software

Software represents internal use insurance operating software and development utilities software valued on August 20, 2005, at $22,500. The Company in exchange for 745,000 shares of Preferred Class A stock received for internal use insurance operating software on August 20, 2005, valued at $22,350. The Company in exchange for 5,000 shares of Preferred Class A stock received development utilities software valued at $150. During the six months ended June 30, 2006, the Company spent an additional $371,658 with a third party vender in continued development of input software for use with the initial software. The Company has begun amortizing these costs. The utilities software valued at $150 useful life is 1 year. The internal insurance operating software has a 2 year life. The straight-lined method is used. Amortization for the quarters ended June 30, 2006, March 31, 2006, year to date 2006, period ended December 31, 2005 and since inception was $8,744, $35,442, $44,186, $3,167 and $47,353 respectively.

Trademarks

Trademarks represent the third party costs in connection with the filing of trademark applications and related research. The Company evaluates, at least annually, for potential impairment, this recorded amount, by means of a cash flow analysis in accordance with SFAS 142.

Vet MD Data Base

Vet MD Data Base represents third party costs incurred in the development of a internet based veterinary medicine reference library. These cost will be amortized over a, to be determined useful life, when placed into service. The Company hopes to have this data base complete and in service by yearend.

Insurance Agency Licenses

Insurance Agency Licenses represents 102 admitted and surplus lines insurance licenses assigned to it by a shareholder and a consultant. Due to the difficulty in valuing these licenses the Company has assigned a carrying value of $0.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications as follows:

	June 30, 2006	March 31, 2006	December 31, 2005
Equipment	$59,577	$500	$500
Accumulated depreciation	(2,962)	(375)	(250)

	$56,615	$125	$250

Depreciation for the quarters ending June 30, 2006, March 31, 2006, year to date 2006, period ending December 31, 2005 and since inception was $2,587, $125, $2,712, $250 and $2,962 respectively.

NOTES 4 – NOTES PAYABLE

On April 17, 2006, the Company borrowed $50,000 under a line of credit agreement. The loan is due upon demand, unsecured with interest at bank’s prime plus 2 points. The balance outstanding at June 30, 2006, March 31, 2006, and December 31, 2005 was $50,000, $0, and $0 respectively.

On December 15, 2005, the Company executed a Loan and Security Agreement with Samir Financial, LLC for $4,000,000. This loan is due in full at the end of twelve months. All interest and expenses have been prepaid. The stated interest rate is 30% per annum. The effective interest rate is 129% per annum. Security is all company assets including un-disbursed funds. Closing fees totaling $1,250,000 were paid at closing by the company which netted $1,750,000 in proceeds that will be disbursed in accordance with a draw down schedule ($1,750,000 at closing; $250,000 on January 31, 2006; $250,000 in February 28, 2006; $250,000 on March 31, 2006, which had not been received at March 31, 2006; and $300,000 an April 30, 2006). Fees at closing were; $800,000 closing fee which were expensed, $100,000 collateral Management fee, $100,000 audit fees, $200,000 good faith deposit and $50,000 Legal fees and expenses which were all capitalized at closing since they were non-refundable and represents items which apply to the live of the loan. The capitalized amounts totaling $450,000 are being amortized over the twelve month life of the loan using the effective interest rate method. Amortization of these items for the quarter ended June 30, 2006, March 31, 2006, year to date 2006, period ending December 31, 2005 and since inception was $112,500, $122,500, $225,000, $19,726 and

$244,726 respectively. The balance outstanding on this loan at June 30, 2006, March 31, 2006, and December 31, 2005 including accrued interest was $3,108,031, $2,429,264, and $1,773,014 respectively. Interest expense for the note is computed using the effective interest rate method.

In connection with the above loan the lender has agreed on December 14, 2005 and again on January 31, 2006 to purchase 1,200,000 and 600,000 shares of Preferred A stock for $500,000 and $300,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time.

NOTE 5 – INCOME TAXES

The Company has a net operating loss of approximately $2,400,000 available for carry-forward of up to twenty (20) years for federal purposes. Pursuant to Internal Revenue Code Section 382 and the regulations there under, the amounts of utilizable carryover may be limited as a result of ownership changes or even eliminated if business continuity requirements are not met. There were no temporary differences allowing no deferred tax liabilities to arise.

NOTE 6 – EQUITY

Earnings per share

The Company has adopted the provisions of SFAS 128 in the computation of earnings whereby the convertible Preferred Stock was deemed converted to common stock on date of issue.

Common Stock

The Company has 250,000,000 shares of common stock authorized with 1,791,150, 1,795,800 and 100,000 shares outstanding at June 30, 2006, March 31, 2006, and December 31, 2005 respectively.

Preferred Stock Class A

The Company has 8,000,000 shares of $0.001 par value authorized, with 5,195,150, 5,195,150 and 4,850,150 shares outstanding at June 30, 2006, March 31, 2006, and December 31, 2005 respectively. The shares have no dividend rights and convert at the holder’s or the Company’s option to the Company’s Common Stock at the rate of 5 to 1. The shares vote with the common share holders at the same rate as the conversion rights. The shares have no liquation value, no liquidation rights, no dividend rights and no redemption rights. It is management’s intent to convert all shares of Preferred A to common upon completion acceptance of the SB2 filed with the SEC. In connection with the note payable the lender has agreed on December 14, 2005 and again on January 31, 2006 to purchase 1,200,000 and 600,000 shares of Preferred A stock for a $500,000 and $300,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time.

Preferred Stock Class B

The Company has 2,000,000 shares of $0.001 par value authorized, with 800,000, 800,000 and 600,000 shares outstanding at June 30, 2006, March 31, 2006, and December 31, 2005 respectively. The shares have no dividend rights and convert at the holder’s or the Company’s option to the Company’s Common Stock at the rate of 2 to 1. The shares vote with the common share holders at the same rate as the conversion rights. The shares have no liquation value, no liquidation rights, no dividend rights and no redemption rights. It is management’s intent to convert all shares of Preferred B to common upon completion acceptance of the SB2 filed with the SEC.

Preferred Stock Class C

The Company has designated a class C Preferred Stock. No shares are authorized or outstanding at December 31, 2005. The shares have no dividend rights and convert at the holder’s or the Company’s discretion to the Company’s Common Stock at the rate of 25 to 1. The shares vote with the common share holders at the same rate as the conversion rights. The shares have no liquation value, no liquidation rights, no dividend rights and no redemption rights. It is management’s intent to convert all shares of Preferred C to common upon completion acceptance of the SB2 filed with the SEC.

Shares for Services

During the period the Company issued shares for services, equipment and software. All values of shares issued were agreed upon by the parties involved, not including an unrelated third party, contemporaneous with the transaction, and equipment contributed was values at the contributors historical cost less depreciation to date. A breakdown of these issues is as follows;

	Preferred A	Preferred B	Value
For Equipment
August 20, 2005	62,000	0	$500

For Software
August 20, 2005	750,000	0	$22,500

For Services
August 20, 2005	600,000	0	15,000
August 25, 2005	0	250,000	7,500
October 22, 2005	1,500,000	0	45,000
October 25, 2005	300,000	300,000	18,000
October 31, 2005	0	50,000	1,437

Total December 31, 2005	2,400,000	600,000	$86,937

January 31, 2006	65,000	200,000	79,500

Total March 31, 2006	2,465,000	800,000	$79,500

Total Services			$166,437

Shares Issued in Connection with Note

In connection with the note payable, the lender has agreed on December 14, 2005 and again on January 31, 2006 to purchase 1,200,000 and 600,000 shares of Preferred A stock for $500,000 and $300,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time.

NOTE 7 – RELATED PARTY TRANSACTIONS

There were no material related party transactions from inception to through June 30, 2006.

NOTE 8 – OPERATING SEGMENTS

The Company organizes its business into three reportable segments: the parent company (Vsurance, Inc.), the insurance agency (Vsurance Insurance Agency, Inc.) and the pet club (Purrfect Pet Club); however, all assets and expenditures are reported through the parent company (Vsurance) since operations have not commenced. Therefore, there are no supplemental schedules on the subsidiary that would breakdown assets, liabilities and operations for each of these segments.

NOTE 9 – GOING CONCERN

The Company has not generated any revenues or profits to date. This factor among others may indicate the Company will be unable to continue as a going concern. Management plans are to work on increasing business enabling the company to reach profitable operations and to continue to obtain additional sources of capital and financing in 2006. Management feels its plans are reasonability capable of removing the threat to the continuation of the business during the twelve-month period following the most recent balance sheet date. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 10 – MANAGEMENT OPINION

It is the opinion of the Management of the Company that the interim financial statements for the quarters ending June 30, 2006 and March 31, 2006 and the year to date period ending June 30, 2006 reflects all adjustments necessary for the fair statement of results for those periods.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vsurance Inc. and Subsidiary

The Board of Directors and Stockholders

We have audited the Balance sheet of Vsurance Inc and Subsidiary as of December 31, 2005 and the related statements of operations, stockholders equity and cash flows for the period from July 20, 2005 (Inception) to December 31, 2005. These statements are responsibility of Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (Unites States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The company has had difficulty in generating sufficient cash flow to meet its obligations, and is dependent on management’s ability to develop profitable operations. These factors, among others may raise substantial doubt about their ability to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vsurance Inc and Subsidiary as of December 31, 2005 and the related statements of operations, stockholders equity and cash flows for the period from July 20, 2005 (inception) to December 31, 2005 in conformity with generally accepted accounting principles

/s/ Lawrence Scharfman, CPA
Lawrence Scharfman CPA

Boynton Beach, FL

August 17, 2006

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Balance Sheet

December 31, 2005

December 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$427,255
Commissions receivable	—
Prepaid expenses	618,942

Total Current Assets	1,046,197
Fixed Assets
Property and equipment - net	250

Other Assets
Software	19,333
Trademarks	—
Vet MD data base	—
Insurance Agency Licenses	—

19,333

Total Assets	$1,065,780

See accompanying notes to financial statements

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Balance Sheet

December 31, 2005

December 31, 2005
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$138,735
Line of Credit	—
Note payable	1,773,014

Total Current Liabilities	1,911,749
Stockholders’ Equity
Stock subscriptions receivable	—
Preferred stock	5,450
Common stock	100
Additional paid in capital	226,930
Deficit accumulated during the development stage	(1,078,449)

Total Stockholders’ Equity	(845,969)

Total Liabilities and Stockholders’ Equity	$1,065,780

See accompanying notes to financial statements

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Statements of Income

The period from July 20, 2005 (Inception) through December 31, 2005

	Period Ending December 31, 2005	Since Inception
Commissions	$—	$—

Marketing expenses	—	—
General and administrative expenses	(1,078,449)	(1,078,449)

Income (loss) before taxes	(1,078,449)	(1,078,449)
Provision for taxes	—	—

NET INCOME (LOSS)	$(1,078,449)	$(1,078,449)

Earnings Per Share
Basic	$(0.07)
Average shares outstanding	15,791,926

See accompanying notes to financial statements

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Statements of Cash Flow

The period from July 20, 2005 (Inception) through December 31, 2005

	Period Ending December 31, 2005	Since Inception
Cash Flows From/For Operating Activities
Net Income (Loss)	$(1,078,449)	$(1,078,449)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Depreciation	250	250
Amortization	3,167	3,167
Stock issued for services	86,938	86,938
Increase in Prepaid Expenses	(618,941)	(618,941)
(Decrease) Increase in Accounts payable	138,733	138,733
Increase in Accrued interest	23,014	23,014

Net Cash Used in Operation Activities	(1,445,288)	(1,445,288)
Cash Flows For Investing Activities
Purchase of Fixed assets	—	—
Stock subscriptions receivable	—	—
Software costs	—	—
Trademarks	—	—
Vet MD data base	—	—

Net Cash Used in Investing Activities	—	—
Cash Flows From Financing Activities
Proceeds from Line of credit	—	—
Proceeds from Notes Payable	1,750,000	1,750,000
Sale of Capital Stock	122,543	122,543

Net Cash From Financing Activities	1,872,543	1,872,543

Net Increase (Decrease) in Cash and Cash Equivalents	427,255	427,255
Cash and Cash Equivalents - Beginning	—	—

Cash and Cash Equivalents - Ending	$427,255	$427,255

See accompanying notes to financial statements

Vsurance, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity

For the Period From July 20, 2005 (Inception) through December 31, 2005

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Additional Paid in Capital	Stock Subscriptions Receivable	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Balance July 20, 2005	$—	—	$—	$—	$—	$—	$—	$—
Sale of shares	437,650	438	100,000	100	122,005	—	—	122,543
Stock issued for equipment	62,500	62	—		438	—	—	500
Shares issued for services	3,000,000	3,000	—	—	83,937	—	—	86,937
Shares issued for software	750,000	750	—		21,750	—	—	22,500
Shares issued for Debt	1,200,000	1,200	—	—	(1,200)	—	—	—
Net loss	—	—	—	—	—	—	(1,078,449)	(1,078,449)

Balance December 31, 2005	5,450,150	$5,450	100,000	$100	$226,930	$—	$(1,078,449)	$(845,969)

See accompanying notes to financial statements

VSURANCE, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

Vsurance, Inc. and wholly owned Subsidiary, Vsurance Insurance Agency, Inc. (the Company) are development stage companies as defined under Statements of Financial Accounting Standards No. 7. Vsurance, Inc. was incorporated on July 26, 2005, in the State of Nevada. Purfect Pet Insurance Agency, Inc. was incorporated on July 20, 2005, in the State of Ohio. Purfect Pet Insurance Agency changed its name to Vsurance Insurance Agency, Inc., and re-domiciled to New Mexico on December 31, 2005. Vsurance is a development stage Company. Vsurance intends to provide beneficial pet / horse resource centers—VetpetMD, Spot the Pet f/k/a Pinpoint Pet, and Purfect Pet Club—via the worldwide web in order to sell pet merchandise as an online affiliate of a leading pet retailer, lost and found registration services (Pet ID tags), global positioning system technologies to locate lost pets and horses, and lastly liability, life, and health insurance policies to cover property damage and veterinary expenses from and on pets and horses in the United States, United Kingdom and in other pet and horse concentrated countries.

The consolidated financial statements include the accounts of the Vsurance, Inc., and Vsurance Insurance Agency. All significant inter-company accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Vsurance uses an accrual basis accounting.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes under the provisions of Statements of Financial Accounting Standards No. 109 “Accounting for Income Taxes”, which requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates. The Company has no differences between book and tax accounting.

Property and Equipment

Property and equipment are carried at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation of property and equipment is provided for over their estimated useful life, which has been determined to be 1 year using the straight-lined method.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentration of Credit Risks

During 2005 and at December 31, 2005, the Company had deposits in banks in excess of the FDIC insurance limit.

NOTE 2 – OTHER NONCURRENT ASSETS

Software

Software represents internal use insurance operating software and development utilities software valued on August 20, 2005, at $22,500. The Company in exchange for 745,000 shares of Preferred Class A stock received for internal use insurance operating software on August 20, 2005, valued at $22,350. The Company in exchange for 5,000 shares of Preferred Class A stock received development utilities software valued at $150. During the six months ended June 30, 2006, the Company spent an additional $371,658 with a third party vender in continued development of input software for use with the initial software. The Company has begun amortizing these costs. The utilities software valued at $150 useful life is 1 year. The internal insurance operating software has a 2 year life. The straight-lined method is used. Amortization for the period ended December 31, 2005 was $3,167.

Insurance Agency Licenses

Insurance Agency Licenses represents 102 admitted and surplus lines insurance licenses assigned to it by a shareholder and a consultant. Due to the difficulty in valuing these licenses the Company has assigned a carrying value of $0.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications as follows:

December 31, 2005
Equipment	$500
Accumulated depreciation	(250)

$250

Depreciation for the period ending December 31, 2005 was $250.

NOTE 4 – NOTES PAYABLE

On December 15, 2005, the Company executed a Loan and Security Agreement with Samir Financial, LLC for $4,000,000. This loan is due in full at the end of twelve months. All interest and expenses have been prepaid. The stated interest rate is 30% per annum. The effective interest rate is 129% per annum. Security is all company assets including un-disbursed funds. Closing fees totaling $1,250,000 were paid at closing by the company which netted $1,750,000 in proceeds that will be disbursed in accordance with a draw down schedule ($1,750,000 at closing; $250,000 on January 31, 2006; $250,000 in February 28, 2006; $250,000 on March 31, 2006, which had not been received at March 31, 2006; and $300,000 an April 30, 2006). Fees at closing were; $800,000 closing fee which were expensed, $100,000 collateral Management fee, $100,000 audit fees, $200,000 good faith deposit and $50,000 Legal fees and expenses which were all capitalized at closing since they were non-refundable and represents items which apply to the live of the loan. The capitalized amounts totaling $450,000 are being amortized over the twelve month life of the loan using the effective interest rate method. Amortization of these items period ending December 31, 2005 was $19,726. The balance outstanding on this loan at December 31, 2005 was $1,773,014. Interest expense for the note is computed using the effective interest rate method.

In connection with the above loan the lender has agreed on December 14, 2005 and again to purchase 1,200,000 shares of Preferred A stock for $500,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time.

NOTE 5 – INCOME TAXES

The Company has a net operating loss of approximately $1,000,000 available for carry-forward of up to twenty (20) years for federal purposes. Pursuant to Internal Revenue Code Section 382 and the regulations there under, the amounts of utilizable carryover may be limited as a result of ownership changes or even eliminated if business continuity requirements are not met. There were no temporary differences allowing no deferred tax liabilities to arise.

NOTE 6 – EQUITY

Earnings per share

The Company has adopted the provisions of SFAS 128 in the computation of earnings whereby the convertible Preferred Stock was deemed converted to common stock on date of issue.

Common Stock

The Company has 250,000,000 shares of common stock authorized with 100,000 shares outstanding at December 31, 2005 respectively.

Preferred Stock Class A

The Company has 8,000,000 shares of $0.001 par value authorized, with 4,850,150 shares outstanding at December 31, 2005 respectively. The shares have no dividend rights and convert at the holder’s or the Company’s option to the Company’s Common Stock at the rate of 5 to 1. The shares vote with the common share holders at the same rate as the conversion rights. The shares have no liquation value, no liquidation rights, no dividend rights and no redemption rights. It is management’s intent to convert all shares of Preferred A to common upon completion acceptance of the SB2 filed with the SEC. In connection with the note payable the lender has agreed on December 14, 2005 to purchase 1,200,000 shares of Preferred A stock for a $500,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time.

Preferred Stock Class B

The Company has 2,000,000 shares of $0.001 par value authorized, with 600,000 shares outstanding at December 31, 2005 respectively. The shares have no dividend rights and convert at the holder’s or the Company’s option to the Company’s Common Stock at the rate of 2 to 1. The shares vote with the common share holders at the same rate as the conversion rights. The shares have no liquation value, no liquidation rights, no dividend rights and no redemption rights. It is management’s intent to convert all shares of Preferred B to common upon completion acceptance of the SB2 filed with the SEC.

Preferred Stock Class C

The Company has designated a class C Preferred Stock. No shares are authorized or outstanding at December 31, 2005. The shares have no dividend rights and convert at the holder’s or the Company’s discretion to the Company’s Common Stock at the rate of 25 to 1. The shares vote with the common share holders at the same rate as the conversion rights. The shares have no liquation value, no liquidation rights, no dividend rights and no redemption rights. It is management’s intent to convert all shares of Preferred C to common upon completion acceptance of the SB2 filed with the SEC.

Shares for Services

During the period the Company issued shares for services, equipment and software. All values of shares issued were agreed upon by the parties involved, not including an unrelated third party, contemporaneous with the transaction, and equipment contributed was values at the contributors historical cost less depreciation to date. A breakdown of these issues is as follows;

	Preferred A	Preferred B	Value
For Equipment
August 20, 2005	62,000	0	$500

For Software
August 20, 2005	750,000	0	$22,500

For Services
August 20, 2005	600,000	0	15,000
August 25, 2005	0	250,000	7,500
October 22, 2005	1,500,000	0	45,000
October 25, 2005	300,000	300,000	18,000
October 31, 2005	0	50,000	1,437

Total December 31, 2005	2,400,000	600,000	$86,937

Shares Issued in Connection with Note

In connection with the note payable, the lender has agreed on December 14, 2005 to purchase 1,200,000 shares of Preferred A stock for $500,000 reduction of the loan respectively. Under the terms of the agreement the shares have been issued to the lender. In addition the agreement requires the shares to be repurchased by the Company at the lenders cost and returned to the Company if the loan is not repaid when due on December 15, 2006. Because of this contingency the shares have been shown as issued at par value with the balance of the purchase price to be recognized if the loan is repaid on time.

NOTE 7 – RELATED PARTY TRANSACTIONS

There were no material related party transactions from inception to through December 31, 2006.

NOTE 8 – OPERATING SEGMENTS

The Company organizes its business into three reportable segments: the parent company (Vsurance, Inc.), and the insurance agency (Vsurance Insurance Agency, Inc; however, all assets and expenditures are reported through the parent company (Vsurance) since operations have not commenced. Therefore, there are no supplemental schedules on the subsidiary that would breakdown assets, liabilities and operations for each of these segments.

NOTE 9 – GOING CONCERN

The Company has not generated any revenues or profits to date. This factor among others may indicate the Company will be unable to continue as a going concern. Management plans are to work on increasing business enabling the company to reach profitable operations and to continue to obtain additional sources of capital and financing in 2006. Management feels its plans are reasonability capable of removing the threat to the continuation of the business during the twelve-month period following the most recent balance sheet date. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 10 – SUBSEQUENT EVENT

On June 21, 2006, the Company’s Board of Directors met to clarify the terms of the convertible preferred stock A, B and C. The board confirmed the conversion rights of the preferred shares could be exercised by either the holder or the Company.

Part II—Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.

Amount
SEC registration fee
Printing and shipping expenses
Legal fees and expenses
Accounting fees and expenses
Transfer and Miscellaneous expenses
Total

*	All expenses except SEC registration fee are estimated.

Item 26. Recent Sales of Unregistered Securities

In July 2005 through December 2005, as depicted in the audited financial statements, the following preferred and common shares were issued to accredited investors without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

	Shares Issued	Consideration
Joel D. Clendening Class A preferred issued for consulting services and cash investment 8/20/2005	20,000	$150.00
Coactive Systems, Inc. Class A preferred issued for cash investment, asset contribution (insurance software), and programming services 8/20, 10/1, & 11/9/2005	760,050	$27,525.00
Albert Grasso (1) Class A preferred issued for equity investment 11/30/2005	600,000	$.00
Sara Mirza Trust (1) Class A preferred issued for equity investment 11/30/2005	600,000	$.00
Hampton Insurance Company Ltd Class A preferred issued for insurance advisory consulting services 11/30/2005	100,000	$3,000.00
Allen Hayes Class A preferred issued for cash investment 10/1/2005	3,350	$1,675.00
Terance Kelley Class A preferred issued for financial accounting services and cash investment 8/20 & 10/1/2005	403,350	$11,675.00
Donna L. Killean Class A preferred issued for insurance consulting services and cash investment 8/2 & 10/1/2005	356,700	$11,168.50
Matt Lile Class A preferred issued for insurance consulting services 11/30/2005	200,000	$6,000.00
Ann Perniciaro Class A preferred issued for cash investment 10/1/2005	3,350	$1,675.00
Malcolm Pollard Class A preferred issued for cash investment 10/1/2005	3,350	$1,675.00
Sandias Azucaradas CR SA Class A preferred issued for investment banking consulting services 8/20/2005	100,000	$2,500.00

Holly Stanley Class A preferred issued for policy underwriting and insurance claim services 10/1/2005	1,500,000	$45,000.00
Sterling Capital Holdings, Ltd Class A preferred issued for cash investment 10/1/2005	100,000	$50,000.00
Strategic Corporate Advisors LLC Class A preferred issued for investment banking consulting services 8/20/2005	100,000	$2,500.00
Divine Capital Markets Common issued for investment banking consulting services 10/1/2005	100,000	$50,000.00
Joseph I. Emas Class B preferred issued for legal services in formation of the company 8/25/2005	50,000	$1,500.00
Hampton Insurance Company Ltd Class B preferred issued for insurance consulting services 11/30/2005	100,000	$3,000.00
Allen Hayes Class B preferred issued for business management services 8/25/2005	50,000	$1,500.00
Maureen Hickey Class B preferred issued for pet industry consulting services 11/30/2005	20,000	$600.00
Matt Lile Class B preferred issued for insurance marketing consulting services 11/30/2005	200,000	$6,000.00
Ann Perniciaro Class B preferred issued for retail merchandising consulting & director services 8/25/2005	50,000	$1,500.00
Malcolm Pollard Class B preferred issued for management and director services 8/25/2005	100,000	$3,000.00
Holly Stanley Class B preferred issued for product development and insurance carrier services 11/30/2005	30,000	$837.50

Total as of December 31, 2005	5,550,150	$232,481.00

(1)	The equity investment of Albert Grasso and Sara Mirza Trust totaling $500,000 will reduce the loan balance to Samir Financial (Lender) when and if the loan is repaid when due (December 14, 2006). In lieu of Vsurance having to repay the entire loan amount of $4,000,000 the lender has agreed, if the loan is retired when due, to accept 1.2 million class A preferred stock as a $500,000 payment in lieu of actual cash. See financial statement footnotes for additional information.

Recent Sales of Unregistered Securities, Continued

In January 2006 through February 22, 2006, after the audited financial statement period of inception through December 31 2005, the following preferred and common shares were issued to accredited investors without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. February 22, 2006, was the final closing date and all subscription agreements had been executed in connection with the January and February 2006 offering; furthermore, no offers or sales have been made in connection with the January and February 2006 offering after this registration statement was filed on February 24, 2006. At the close of March 31, 2006, there was an in transit stock subscription receivable of $24,550 from the initial financing—common stock offering—for foundation funds due to the Company’s relocation. These funds have all since cleared our bank and there is no longer a subscription receivable as reported in our June 30, 2006 financial statements. Four existing, as of December 31, 2005, preferred class A shareholders converted their shares to common. These common shares were issued by and authorized by the board of directors.

	Shares Issued	Consideration
Mark Spaner Class A preferred issued for product marketing consulting services 1/31/2006	65,000	$19,500.00
Mark Spaner Class B preferred issued for product marketing and internet website services 1/31/2006	100,000	$30,000.00
J. Michael Pickens, JD (1) Class B preferred issued for regulatory and director services 1/31/2006	100,000	$30,000.00
Sara Mirza Trust (2) Class A preferred issued for equity investment 1/31/2006	600,000	$.00
Joel D. Clendening (3) Class A preferred issued for services on 8/20/2005 were converted to shares of common stock on 1/26/2006	100,000	$0.00
Sandias Azucaradas CR SA (3) Class A preferred issued for services on 8/20/2005 were converted to shares of common stock on 1/27/2006	500,000	$0.00
Sterling Capital Holdings, Ltd (3) Class A preferred issued for cash investment on 10/1/2005 were converted to shares of common stock on 1/27/2006	500,000	$0.00
Strategic Corporate Advisors LLC (3) Class A preferred issued for services on 8/20/2005 were converted to shares of common stock on 1/27/2006	500,000	$0.00
Meghan Anderson Common issued for equity investment 2/3/2006	2,050	$1,025.00
Alan Coogan Common issued for equity investment 2/8/2006	2,100	$1,050.00
Michael J. Drew Common issued for equity investment 2/8/2006	2,600	$1,300.00
Michael A. Drew Common issued for equity investment 2/8/2006	2,600	$1,300.00
Robert Duesing Common issued for equity investment 2/10/2006	2,150	$1,075.00
Theodore Neal Easterling Common issued for equity investment 2/10/2006	2,000	$1,000.00
Ralph L. Glossner Common issued for equity investment 2/10/2006	2,000	$1,000.00

	Shares Issued	Consideration
Richard Haas Common issued for equity investment 2/13/2006	2,200	$1,100.00
C. Fred Hoch Common issued for equity investment 2/13/2006	2,100	$1,050.00
David Hoch Common issued for equity investment 2/13/2006	2,100	$1,050.00
Patrick Hoch Common issued for equity investment 2/14/2006	2,000	$1,000.00
James E. Hines Common issued for equity investment 2/14/2006	2,500	$1,250.00
Jonathan Lindsey Common issued for equity investment 2/14/2006	10,000	$5,000.00
William A. Little, III Common issued for equity investment 2/14/2006	2,200	$1,100.00
Corrine Mack Common issued for equity investment 2/16/2006	2,100	$1,050.00
L. James Martin Common issued for equity investment 2/16/2006	2,400	$1,200.00
Ian McSherry Common issued for equity investment 2/16/2006	2,000	$1,000.00
Phillip McSherry Common issued for equity investment 2/16/2006	2,150	$1,075.00
Walter C. McSherry Common issued for equity investment 2/16/2006	2,150	$1,075.00
Harry Nyce Common issued for equity investment 2/17/2006	2,500	$1,250.00
Shawn Pecore Common issued for equity investment 2/17/2006	2,000	$1,000.00

	Shares Issued	Consideration
Robin Rushing Common issued for equity investment 2/18/2006	2,200	$1,100.00
Curtis J. Rhoads Common issued for equity investment 2/18/2006	2,000	$1,000.00
Gregory A. Pinter Common issued for equity investment 2/18/2006	2,250	$1,125.00
Thomas Simpson Common issued for equity investment 2/20/2006	2,100	$1,050.00
Christopher Sullivan Common issued for equity investment 2/20/2006	2,000	$1,000.00
Norris Trombetta Common issued for equity investment 2/20/2006	2,200	$1,100.00
Richard Warren Common issued for equity investment 2/20/2006	2,000	$1,000.00
James Watson Common issued for equity investment 2/21/2006	2,100	$1,050.00
Michael Wojnicki Common issued for equity investment 2/21/2006	2,200	$1,100.00
Leland C. Wolf Common issued for equity investment 2/21/2006	2,000	$1,000.00
Thomas Woods Common issued for equity investment 2/21/2006	2,000	$1,000.00
Robert C. Zacher Common issued for equity investment 2/21/2006	2,000	$1,000.00
Kevin G. Corbell Common issued for equity investment 2/22/2006	10,000	$5,000.00
Cheryl Catalano Common issued for equity investment 2/22/2006	2,200	$1,100.00
Total as of December 31, 2005	5,550,150	$232,481.00
Less: Preferred class A shares returned and converted to common shares	(320,000)	0
Total as of June 30, 2006	7,786,300	$357,556.00

(1)	Since the Company does not have Directors Officers Insurance the price per share was discounted given this financial exposure for this new incumbent director.
(2)	The equity investment of the Sara Mirza Trust totaling $300,000 will reduce the loan balance to Samir Financial (Lender) when and if the loan is repaid when due (December 14, 2006). In lieu of Vsurance having to repay the entire loan amount of $4,000,000 the lender has agreed, if the loan is retired when due, to accept 600,000 class A preferred stock as a $300,000 payment in lieu of actual cash.
(3)	These existing preferred class A shareholders elected to convert their shares to common stock. This conversion took place after December 31, 2005. No general solicitation was made in connection with the conversion of these securities and this was a cashless conversion.

The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 and 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 27. Exhibits.

3.1	—Articles of Incorporation (1)
3.1 (b)	—Amendment to the Articles of Incorporation (1)
3.2	—Bylaws (1)
3.3	—Certificate of Designation of Preferences, Rights and Limitations of Series A ,B, and C Convertible Preferred Stock (3)
4.1	—Form of Common Stock Certificate (1)
5.1	—Opinion of Joseph Emas, Attorney at Law(5)
10.1	—Escrow Agreement(1)
10.2	—Loan and Security Agreement by and between Samir Financial, L.L.C., and Vsurance, Inc.(2)
10.3	—Attachments to Loan and Security Agreement (5)
10.4	—Guarantee of Russell Smith III (5)
23.1	—Consent of Joseph Emas, Attorney at Law (see 5.1 opinion) (5)
23.2	—Consent of Independent Registered Public Accounting Firm (5)
99.1	—Subscription Agreement (1)
99.2	Securities Purchase Agreement(3)

(1)	Previously filed as an Exhibit to Vsurance’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 24, 2006.
(2)	Previously filed as Exhibit 10.2 Vsurance’s registration statement on Form SB-2/A filed with the Securities and Exchange Commission on May 30, 2006.
(3)	Previously filed as an Exhibit 99.1 Vsurance’s registration statement on Form SB-2/A filed with the Securities and Exchange Commission on June 23, 2006.
(4)	Filed herein.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement to be signed on its behalf by the undersigned, on September 6, 2006.

VSURANCE, INC.

By:	/s/ J. MATT LILE, III, RHU
J. Matt Lile, III, RHU, President

By:	/s/ MALCOLM L. POLLARD
Malcolm L. Pollard, CPA, JD Secretary/ Treasurer/Chief Financial Officer/Principal Accounting Officer.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below followed by an asterisk hereby constitute and appoint J. Matt Lile, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign a registration statement on form SB-2 with respect to the registrant, and to further sign any and all amendments thereto (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under the Securities Act of 1933, which relates to this registration statement) and, to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Name	Date

/s/ Allen A. Hayes, MD PhD Allen A. Hayes, MD PhD	September 6, 2006

/s/ Malcolm L. Pollard, JD, CPA Malcolm L. Pollard, JD, CPA	September 6, 2006

/s/ Ann M. Perniciaro Ann M. Perniciaro	September 6, 2006

/s/ J. Michael Pickens, JD J. Michael Pickens, JD	September 6, 2006

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Joseph Emas, Attorney at Law

10.3	Attachments to Loan and Security Agreement.

10.4	Guarantee of W. Russell Smith, III

23.2	Consent of Independent Registered Public Accounting Firm